Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date, by and between NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation (“Seller”) and SCHOOL PROPERTY DEVELOPMENT METROCENTRE, LLC, a Florida limited liability company AND/OR ASSIGNS (“Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

WHEREAS, Seller is the owner of certain real property located in Palm Beach County, Florida more fully described in Section 2.1 hereof which includes a facility located at 2400 Metrocentre Boulevard East, West Palm Beach, Florida 33407 and a facility located at 2410 Metrocentre Boulevard East, West Palm Beach, Florida 33407, as more specifically described in this Agreement.

WHEREAS, Seller desires to sell such real property to Purchaser, and Purchaser desires to purchase such real property from Seller, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1          Definitions. In addition to the terms defined above in the introduction and recitals to this Agreement, the terms set forth on Exhibit A attached hereto when used in this Agreement shall have the meanings set forth on Exhibit A.

ARTICLE II
THE PROPERTY AND LIABILITIES

2.1          Description of the Property. Subject to the terms set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest of Seller in and to the property and assets set forth in this Section 2.1. (the “Property”):

2.1.1.          Land. The land described in Schedule 2.1.1, together with all appurtenant easements and any and all other rights, title and interests of Seller appurtenant thereto, including without limitation, all applicable mineral, oil and gas and other subsurface rights, development rights, air rights and water rights (the “Land”);

2.1.2.          Improvements. All buildings, structures and other improvements located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (the “Improvements”) (The Land and Improvements are referred to collectively herein as the “Real Property”);

2.1.3.          Intangible Property.  To the extent assignable, all rights, warranties, guarantees, utility contracts, approvals (governmental or otherwise), permits, certificates of occupancy, surveys, plans and specifications, trademarks or tradenames, copyrights, and any agreements, covenants or indemnifications that Seller received from a third-party, including any prior owner, and relating to the Property (the “Intangible Property”), but not to such intangible property which is attributable solely to Seller’s business operated on the Property;

2.1.4.          Title Insurance.  At Closing, Seller shall convey to Purchaser fee simple title to the Real Property by duly executed and acknowledged Deed, as defined in Section 8.3.1(b), subject only to: (a) such exceptions as Purchaser shall have approved or shall be deemed to be approved pursuant to Section 2.1.5 below (the “Permitted Exceptions”); (b) all covenants, conditions, restrictions, easements, reservations, declarations, and limitations of record, if any; (c) property taxes for the year of Closing; and (d) a leaseback to Seller as hereafter described in Section 8.5.  Unless otherwise agreed to by the Parties, Seller covenants to: (i) cause to be released from the Property, and to remove as exceptions to title on or prior to the Closing Date all mortgages, liens, deeds of trust and other monetary encumbrances; (ii) cause the standard and customary Schedule B-II exceptions on the Title Commitment for “gap”, mechanics liens, parties in possession and unrecorded encumbrances to be deleted (collectively, (i) and (ii) are the “Pre-Disapproved Exceptions”); (iii) satisfy all Schedule B-1 requirements on the Title Commitment that relate to the Property and/or Seller contained in the Title Commitment; (iv) satisfy, close and/or otherwise discharge any code violations applicable to the Property; (v) satisfy, close and/or otherwise discharge all open, expired and/or cancelled permits that are applicable to the Property; and (vi) take commercially reasonable steps to, by the Closing Date, obtain such estoppels and other title-related documentation (collectively, “Estoppels”) which Purchaser reasonably requests in writing.

2.1.5.          Procedure for Approval of Title.  Within five (5) days after the Effective Date, Seller shall deliver to Purchaser a prior owner’s title insurance policy or other evidence of title as a base for issuance of a title insurance commitment to Purchaser.  Purchaser shall have until twenty (20) days after such delivery to obtain a title insurance commitment and, if Purchaser so elects, a survey of the Real Property, and review and approve, in writing, the condition of the title and the survey to the Real Property.  Purchaser shall have until August 15, 2016 (“Title Review Period”) to deliver written notice (“Title Defects Notice”) to Seller specifying any objections to title or title or survey defects that make title unmarketable (each, a “Title Defect”, and collectively, the “Title Defects”).  Any title matters not objected to within the Title Review Period, other than Pre-Disapproved Exceptions, shall be deemed accepted by Purchaser.  Seller shall have until the earlier to occur of (i) thirty (30) days after receipt of the Title Defects Notice, or (ii) up to three (3) days prior to the Closing Date (such earlier date being hereinafter referred to as the “Seller Title Cure Period”), to cure or remove the objections made or deemed to have been made by Purchaser and to obtain any such Estoppels reasonably requested by Purchaser during the Title Review Period.  If any Title Defect(s) cannot reasonably be cured and/or removed and/or if Seller reasonably determines that Seller will not be able to obtain any Estoppels within such Seller Title Cure Period, then Seller shall notify Purchaser in writing by the expiration of such Seller Title Cure Period whether Seller elects to cure or remove such Title Defect(s) and obtain such Estoppels before Closing.  Seller shall in all events have the obligation to (i) act in good faith in making such elections and curing any Title Defects that Seller elects to cure and obtaining any such Estoppels which Seller elects to obtain, and (ii) specifically remove the Pre-Disapproved Exceptions. Except as provided above, Seller shall not be obligated to cure any Title Defects and/or obtain any Estoppels, however, should Seller elect to attempt to cure or remove any Title Defect and/or obtain any Estoppels, Seller shall, prior to the Closing Date (“Cure Period”) accomplish such cure and obtain such Estoppels.  In the event Seller elects (or is deemed to have elected) not to cure or remove any Title Defect and/or obtain any Estoppels, or in the event Seller fails to cure or remove any Title Defect or obtain any Estoppels which Seller agrees or is required to cure or obtain within the Cure Period, then Purchaser shall be entitled to (i) terminate this Agreement and obtain a refund of the Deposit or (ii) waive any objections that Seller has not elected to cure and close this transaction as otherwise contemplated herein.  If at any time after the Title Review Period and prior to the Closing Date, Purchaser receives a new, updated or supplemental Title Commitment or survey and such new, updated or supplemental Title Commitment or survey discloses one or more title exceptions or defects that were not contained in any prior Title Commitment or survey issued during the Title Review Period (in each case, a “New Title Defect”) and any New Title Defect is unacceptable to Purchaser, Purchaser may, within seven (7) business days after receiving such new, updated or supplemental Title Commitment or survey, as the case may be, deliver to Seller another written notice of Purchaser’s objections with respect to any New Title Defect only and the process described in this Section shall apply thereto (“Extended Title Review Period”), provided that if the Extended Title Review Period has not been finalized by at least two (2) Business Days before the Closing Date, then the Closing may be postponed, at Purchaser’s sole discretion, until a date which shall not extend beyond ten (10) days after the expiration of the Extended Title Review Period.

ARTICLE III
PURCHASE PRICE

3.1          Purchase Price. The purchase price for the Property is FIFTEEN MILLION SIX HUNDRED SEVENTY FIVE THOUSAND and 00/100 Dollars ($15,675,000.00) if this transaction is closed on or before July 28, 2016.  If for any reason this transaction is closed after July 28, 2016, then the purchase price for the Property shall be FIFTEEN MILLION NINE HUNDRED TWENTY FIFE THOUSAND and 00/100 Dollars ($15,925,000.00).  The applicable purchase price for the Property, depending on the date of Closing, is referred to herein as the “Purchase Price”, and in any case the Purchase Price shall be adjusted at Closing as otherwise expressly provided in this Agreement.

3.2          Deposit.

3.2.1.          Deposit. Purchaser shall deposit with Escrow Agent the amount of TWO HUNDRED FIFTY THOUSAND and 00/100 Dollars ($250,000.00) (the “First Deposit”), which First Deposit shall be delivered to Escrow Agent on or before July 5, 2016.  If the Closing does not occur on or before July 28, 2016, then purchaser shall deliver an additional deposit in the amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 Dollars ($250,000.00) (“Second Deposit) to Escrow Agent no later than August 15, 2016.  The First Deposit and Second Deposit, if any, are herein collectively referred to as the “Deposit”.  The Deposit shall be held by Escrow Agent in escrow as earnest money pursuant to the escrow agreement in the form attached hereto as Exhibit B, to be entered into among Seller, Purchaser and Escrow Agent (the “Earnest Money Escrow Agreement”), and delivered to Escrow Agent concurrently with the Deposit. If Purchaser terminates this Agreement pursuant to the Due Diligence Contingency in accordance with Section, 4.1.1 or if Purchaser properly terminates this Agreement pursuant to any other provision of this Agreement, the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4.

3.2.2.          Investment of Deposit. The Deposit shall be invested in accordance with the Earnest Money Escrow Agreement upon Purchaser’s delivery of the Deposit.

3.2.3.          Disbursement of Deposit to Seller. At Closing, Purchaser shall cause Escrow Agent to disburse the Deposit to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Deposit disbursed to Seller. If this Agreement is terminated for any reason and Purchaser is not entitled to a refund of the Deposit under an express provision of this Agreement, then upon such termination Seller may provide written notice to Escrow Agent directing Escrow Agent to disburse the Deposit to Seller and Escrow Agent shall disburse the Deposit to Seller within one (1) Business Day of Escrow Agent’s receipt of such notice from Seller. This Section 3.2.3 shall survive the termination of this Agreement.

3.2.4.         Refund of Deposit to Purchaser. If this Agreement is terminated and Purchaser is entitled to a refund of the Deposit (whether pursuant to the Due Diligence Contingency in accordance with Section 4.1.1 or any other express provision of this Agreement), then Purchaser or Seller shall provide written notice to Escrow Agent directing Escrow Agent to disburse the Deposit to Purchaser.

3.3          Payment of Purchase Price.

3.3.1.          Payment at Closing. At Closing, Purchaser shall pay to Seller an amount equal to the Purchase Price (as adjusted pursuant to Sections 3.1 and 8.1, as applicable), less the Deposit disbursed to Seller. Purchaser shall cause the wire transfer of funds to be received by Seller on the Closing Date.

3.3.2.          Method of Payment. All amounts to be paid by Purchaser to Seller pursuant to this Agreement shall be paid by wire transfer of immediately available U.S. federal funds.

ARTICLE IV
CONTINGENCIES

4.1          Due Diligence.

4.1.1          Due Diligence Contingency. Purchaser shall have until the earlier of the Closing or 5:00 p.m. (Eastern Time) on August 15, 2016 (the “Due Diligence Period”), to perform its due diligence review of the Property and all matters related thereto which Purchaser deems advisable, including, without limitation, any engineering, environmental, title, survey, financial, operational and legal compliance matters relating to the Property. If Purchaser, in its sole discretion, is not satisfied with the results of its due diligence review of the Property for any reason, Purchaser shall have the right to terminate this Agreement by providing written notice to Seller prior to the expiration of the Due Diligence Period (the “Due Diligence Contingency”). If Purchaser terminates this Agreement pursuant to the Due Diligence Contingency in accordance with this Section 4.1.1, then the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. If Purchaser does not terminate this Agreement pursuant to the Due Diligence Contingency in accordance with this Section 4.1.1, then subject to the terms and provisions of this Agreement, Purchaser shall be deemed to have waived its rights to terminate this Agreement pursuant to the Due Diligence Contingency.

4.1.2.          Due Diligence Inspections. Purchaser shall have the right to perform such examinations, tests, investigations and studies of the Property (the “Inspections”) as Purchaser reasonably deems advisable, in accordance with this Section 4.1.2. Purchaser may conduct the Inspections with its officers, employees, contractors, consultants, agents or representatives (“Purchaser’s Inspectors”). Seller shall provide reasonable access to the Property for Purchaser’s Inspectors to perform the Inspections; provided, however, that (i) Purchaser shall provide Seller with at least twenty four (24) hours prior notice of each of the Inspections; (ii) Purchaser’s Inspectors shall be accompanied by an employee, agent or representative of Seller; (iii) the Inspections shall be conducted by Purchaser’s Inspectors at commercially reasonable times acceptable to both Purchaser and Seller; and (iv) Purchaser’s Inspectors shall not perform any drilling, coring or other invasive testing, without Seller’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed, and which consent shall be deemed provided if Seller fails to provide such consent within five (5) days of receiving Purchaser’s request for such consent.

4.1.3.          Release and Indemnification. Purchaser (for itself and its Affiliates) hereby releases the Seller and its Affiliates for any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) (“Indemnification Loss”) incurred by Purchaser at the Property arising from or in connection with the Inspections (including, without limitation, any liens placed on the Property or any other property owned by a Person other than Purchaser as a result of such Inspections), except to the extent resulting from Seller’s or its Affiliates’ gross negligence or willful misconduct. Purchaser shall defend, indemnify and hold harmless the Seller and its Affiliates in accordance with ARTICLE XIII from and against any Indemnification Loss incurred by any Seller or its Affiliates arising from or in connection with the Inspections. Upon receipt of Seller’s written request, Purchaser, at no cost or expense to Seller, shall repair any damage to the Property or any other property located at the Land which was owned by a Person other than Purchaser, and which was caused by Purchaser or Purchaser’s Inspectors, arising from or in connection with the Inspections, and restore such property  to the same condition as existed prior to such Inspections, or replace such property with property of the same or substantially similar quantity and quality.  This Section 4.1.3 shall survive the termination of this Agreement.

4.1.4.          Insurance. Prior to commencing any Inspections, Purchaser shall provide to Seller a certificate of insurance, in form and substance reasonably satisfactory to Seller, evidencing that Purchaser maintains (i) commercial general liability insurance in an amount no less than Two Million and 00/100 Dollars ($2,000,000.00), with an insurance company with a Best’s rating of no less than A/VIII, insuring Purchaser against its indemnification obligations under Section 4.1.3 and naming Seller and such other Persons designated by Seller as an additional insured thereunder, and (ii) worker’s compensation insurance in amount, form and substance required under Applicable Law. Purchaser’s maintenance of such insurance policies shall not release or limit Purchaser’s indemnification obligations under Section 4.1.4.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

 5.1         Seller’s Representations and Warranties.

To induce Purchaser to enter into this Agreement and to consummate the transaction described in this Agreement, Seller hereby makes the express representations and warranties in this Section 5.1, upon which Seller acknowledges and agrees that Purchaser is entitled to rely.

5.1.1.          Organization and Power. Seller is duly formed, validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Property is located, and has all requisite power and authority to own, sell, transfer and otherwise use the Property.

5.1.2.          Authority and Binding Obligation. (i) Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Seller pursuant to this Agreement (the “Seller Documents”), and to perform all obligations of Seller under each of the Seller Documents, (ii) the execution and delivery by the signer on behalf of Seller of each of the Seller Documents, and the performance by Seller of its obligations under each of the Seller Documents, has been duly and validly authorized by all necessary action by Seller, and (iii) each of the Seller Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except to the extent Purchaser itself is in default thereunder.

5.1.3.          Consents and Approvals; No Conflicts. Subject to the approval of the appropriate Governmental Authorities in connection with  the recordation of any Seller Documents as appropriate, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for execution or delivery by Seller of any of the Seller Documents, or the performance by Seller of any of its obligations under any of the Seller Documents or the consummation by Seller of the transaction described in this Agreement, except to the extent the failure to obtain such permit, authorization, consent or approval would not have a material adverse effect on  Seller’s ability to consummate the transaction described in this Agreement, and (ii) neither the execution and delivery by Seller of any of the Seller Documents, nor the performance by Seller of any of its obligations under any of the Seller Documents, nor the consummation by Seller of the transaction described in this Agreement, will: (A) violate any provision of Seller’s organizational or governing documents; (B) violate any Applicable Law to which Seller is subject in any material respect; or (C) result in the creation or imposition of any lien or encumbrance on the Property or any portion thereof.

5.1.4.          Condemnation. Seller has not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain.

5.1.5.          Compliance with Applicable Law. Seller has not received any written notice of a violation of any Applicable Law with respect to the Property which has not been cured or dismissed.  Seller has received no written notice from, any Governmental Authority requiring any work, repairs, construction, alterations or installations on or in connection with the Property, or asserting any violation of any federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of the Property, including, without limitation, the Americans with Disabilities Act and any applicable environmental laws or regulations.

5.1.6.          Litigation. Seller has not (i) been served with any court filing in any litigation with respect to the Property  in which Seller is named a party which both (A) has not been resolved, settled or dismissed, and (B) will not be covered by the insurance policies maintained by Seller and/or its Affiliates with respect to the Property, or (ii) received written notice of any claim, charge or complaint from any Governmental Authority or other Person pursuant to any administrative, arbitration or similar adjudicatory proceeding with respect to the Property  which both (A) has not been resolved, settled or dismissed, and (B) will not be covered by the insurance policies maintained by Seller and/or its Affiliates with respect to the Property.  To Seller’s knowledge, there is no action, suit or proceeding threatened against Seller or relating to the Property which would impair Seller’s ability to execute or perform its obligations under this Agreement or the Lease.

5.1.7.          Finders and Investment Brokers. Except for CBRE, Inc. (“Broker”), Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Seller in connection with the transaction described by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.  At Closing, Seller shall be solely responsible for payment of Broker’s commission in the amount of two percent (2%) of the Purchase Price.  Except as provided above, Seller represents to Purchaser that Seller has not incurred any obligation to any broker or real estate agent with respect to the purchase or sale of the Property.  Seller warrants and represents to Purchaser that except as provided in this Section 5.1.7 as to Broker, Seller has employed (expressly or implied) no broker or finder and has made no agreement (express or implied) to pay any broker’s commissions or finder’s fees in connection with the transactions contemplated by this Agreement.  Seller agrees to indemnify and defend Purchaser against and to hold Purchaser harmless of and from all claims, demands, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys’ fees) for any commission or fee payable to or claimed by any broker or finder employed (expressly or impliedly) by Seller or with whom it made an agreement (express or implied) to pay a broker’s commission or a finder’s fee.  The foregoing representation and warranty shall survive the Closing.

5.1.8.          Foreign Person. Seller is a “United States person” (as defined in Section 7701(a) (30) (B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

5.1.9.          Compliance.  Seller has received no written notice of the violation of any zoning, building, health, fire, water use, or similar statute, or any ordinance, law, rule, regulation, or code of any governmental authority, with respect to the Property.  Seller has received no written notice of any disputes concerning the location of the boundary lines of the Property that are not readily observable from a survey of the Land.

5.1.10.        Assessments.  Seller has received no written notice of any plans for improvements by any governmental or quasi-governmental authority which are likely to result in a special assessment against the Property.

5.1.11.        Hazardous Materials.  Seller has received no written notice and has no actual knowledge that there are “hazardous materials” (as hereinafter defined) attributable to or affecting the Property, except for the use of “hazardous materials” in accordance with applicable Environmental Laws.  The term “Hazardous Material” means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material or waste, or toxic substance under any Environmental Laws; (b) is regulated, controlled or governed by any Environmental Laws or other laws, and any waste, substance or material which, even if not regulated, controlled or governed by any Environmental Laws, is known to pose a hazard to the health and safety of the occupants of the Property or of the property adjacent to the Property; (c) is petroleum or a petroleum product; or (d) is asbestos, formaldehyde, radioactive material, drug, bacteria, virus, or other injurious or potentially injurious material (by itself or in combination with other materials).  “Environmental Laws” shall mean any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Property, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Hazardous Materials Transportation Act, any other law or legal requirement concerning hazardous or toxic substances, and any amendments to the foregoing.

Notwithstanding the foregoing, if Purchaser has actual knowledge of a breach of any representation or warranty made by Seller in this Agreement, as evidenced by written notice and/or documentation in Purchaser’s possession prior to (i) the expiration of the Due Diligence Period, and Purchaser nevertheless elects not to terminate this Agreement pursuant to the Due Diligence Contingency or otherwise, or (ii) Closing, and Purchaser nevertheless proceeds to close the transaction described in this Agreement, such representation or warranty by Seller shall be deemed to be qualified or modified to reflect Purchaser’s actual knowledge of such breach.  Each of the representations and warranties of Seller contained in this Agreement shall be true as of the Closing Date and shall survive the Closing for a period of twelve (12) months, unless a different survival period is expressly provided for elsewhere in this Agreement as such survival period relates to any specific representations or warranties.  Any claim that a representation or warranty has been breached by Seller must be made in writing by Purchaser prior to the expiration of the applicable survival period.

5.2.          Purchaser’s Representations and Warranties. To induce Seller to enter into this Agreement and to consummate the transaction described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 5.2, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.

5.2.1.          Authority and Binding Obligation. (i) Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement (the “Purchaser Documents”), and to perform all obligations of Purchaser arising under each of the Purchaser Documents, (ii) the execution and delivery by the signer on behalf of Purchaser of each of the Purchaser Documents, and the performance by Purchaser of its obligations under each of the Purchaser Documents, has been duly and validly authorized by all necessary action by Purchaser, and (iii) each of the Purchaser Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent Seller itself is in default thereunder.

5.2.2.          Consents and Approvals; No Conflicts. (i) To the Purchaser’s actual knowledge, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of any of the Purchaser Documents, the performance by Purchaser of any of its obligations under any of the Purchaser Documents, or the consummation by Purchaser of the transaction described in this Agreement, and (ii) neither the execution and delivery by Purchaser of any of the Purchaser Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser Documents, nor the consummation by Purchaser of the transaction described in this Agreement, will:  (A) to the Purchaser’s actual knowledge, violate any Applicable Law to which Purchaser is subject; or (B) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser’s properties are subject.

5.2.3.          Finders and Investment Brokers. Except for Broker, whose compensation is Seller’s sole obligation, Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transaction described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.  The foregoing representation and warranty shall survive the Closing.

5.2.4          No Violation of Anti-Terrorism Laws. To Purchaser’s knowledge, none of Purchaser’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and Purchaser is not in violation of any Anti-Terrorism Laws.

ARTICLE VI
COVENANTS

6.1          Confidentiality.

6.1.1.          Disclosure of Confidential Information. Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement or any information disclosed by the Inspections or any other documents, materials, data or other information with respect to the Property which is not generally known to the public (the “Confidential Information”).  Notwithstanding the foregoing, Seller and Purchaser shall be permitted to disclose any Confidential Information: (i) to the extent required under Applicable Law, (ii) which is wholly and independently developed by the receiving party without the use of Confidential Information of the disclosing party, (iii) in response to a valid order of a court or other governmental body in the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order, provided, however, that the receiving party shall first notify the disclosing party in writing of the order and permit the disclosing party to seek an appropriate protective order, (iv) to the extent such disclosure is approved for release by written authorization of the disclosing party, but only to the extent of and subject to such conditions as may be imposed in such written authorization, (v) if, at the time of such disclosure to the receiving party, was known to such receiving party free of restriction and evidenced by documentation in the receiving party’s possession, and (vi) to any Person on a “need to know” basis, such as their respective shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions described in this Agreement; provided, however, that Seller or Purchaser (as the case may be) shall (A) advise such Person of the confidential nature of such Confidential Information, and (B) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such Confidential Information.

6.1.2.          Public Announcements. Notwithstanding Section 6.1.1, a Party shall have the right upon Closing to make a public announcement regarding the transaction described in this Agreement, provided that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, except if a Party is required to make a public announcement under Applicable Law, in which case no such approval by the other Party shall be required but such Party (i) shall provide the other Party prior written notice that such public announcement is required under Applicable Law, and (ii) shall consult with the other Party regarding the form and substance of such public announcement.

6.1.3.          Communication with Governmental Authorities. Without limiting the generality of the provisions in Section 6.1.1, Purchaser shall not, through its  contractors, consultants, agents, representatives or any other Person (including, without limitation, Purchaser’s Inspectors), directly or indirectly, communicate with any Governmental Authority or any official, employee or representative thereof, involving any matter with respect to the Property  prior to the expiration of the Due Diligence Period without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Nothing contained in this Agreement shall prohibit Purchaser from accessing publicly available databases and records with respect to obtaining information in connection with a Phase I environmental report or a Property physical condition report or reviewing zoning, building code compliance and entitlements.

6.1.4.          Communication with Employees. Without limiting the generality of the provisions in Section 6.1.1, Purchaser shall not, through its  contractors, consultants, agents, representatives or any other Person (including, without limitation, Purchaser’s Inspectors), directly or indirectly, communicate with  any Person representing any employees involving any matter with respect to the Property   or this Agreement, without Seller’s prior written consent, which consent may be withheld in Seller’s reasonable discretion, unless such communication is arranged by Seller.

6.1.5.          Standard of Operation and Maintenance.  Between the Effective Date and the date and time of Closing: (i) Seller shall operate, manage, and maintain the Property in substantially the same manner as it has been operated by Seller as of the Effective Date; (ii) Seller shall continue to maintain all existing insurance policies held by Seller affecting the Property; (iii) other than as set forth in this Agreement, Seller shall not dispose of any interest in the Property and shall not mortgage, pledge or subject to lien or other encumbrance any interest in the Property; (iv) Seller shall not seek or consent to any zoning or other change affecting the zoning or use of the Property; and (v) to the extent that Seller receives a written notice from any Governmental Authority advising of the violation of any law applicable to the Property, Seller will provide a copy of said notice to Purchaser promptly after Seller’s receipt of same.

ARTICLE VII
CLOSING CONDITIONS

7.1.         Mutual Closing Conditions.

7.1.1.           Satisfaction of Mutual Closing Conditions. The respective obligations of Seller and Purchaser to close the transaction contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Mutual Closing Conditions”):

(a)          Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transaction described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.

(b)          Adverse Law. No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.

7.1.2.          Failure of Mutual Closing Condition. If any of the Mutual Closing Conditions is not satisfied at Closing, then each Party shall have the right to terminate this Agreement by providing written notice to the other Party, in which case the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination.

7.2.          Purchaser Closing Conditions.

7.2.1.          Satisfaction of Purchaser Closing Conditions. In addition to the Mutual Closing Conditions, Purchaser’s obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Purchaser Closing Conditions”):

(a)          Seller’s Deliveries. All of the Seller Closing Deliveries, as set forth in Section 8.3.1 hereof, shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing.

(b)          Representations and Warranties. The representations and warranties of Seller in this Agreement (as qualified by any schedules to this Agreement and any amendments or supplements to such schedules) shall be true and correct as of the Closing (or as of such other date to which such representation or warranty expressly is made), as such representations and warranties may be updated from time to time by Seller in a writing delivered to Purchaser prior to Closing, except to the extent any breach of such representations or warranties (as updated by Seller) would not  prevent Seller from consummating the transaction described in this Agreement.

(c)          Covenants and Obligations. The covenants and obligations of Seller in this Agreement shall have been performed in all material respects.

7.3          Seller Closing Conditions.

7.3.1.           Satisfaction of Seller Closing Conditions. In addition to the Mutual Closing Conditions, Seller’s obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Seller Closing Conditions”):

(a)          Receipt of the Purchase Price. Purchaser shall have (A) paid to Seller or deposited with Escrow Agent written direction to disburse the same to Seller at Closing, the Purchase Price (as adjusted pursuant to Sections 3.1 and 8.1, as applicable), and (B) delivered written direction to Escrow Agent to disburse the Deposit to Seller at Closing.

(b)          Purchaser’s Deliveries. All of the Purchaser Closing Deliveries shall have been delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller at Closing.

(c)          Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made), as such representations and warranties may be updated from time to time by Purchaser in a writing delivered to Seller prior to Closing, except to the extent any breach of such representations or warranties (as updated by Purchaser) would not  prevent Purchaser from consummating the transaction described in this Agreement.

(d)          Covenants and Obligations. The covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects.

ARTICLE  VIII
CLOSING

8.1          Closing Date. Seller and Purchaser have agreed that Purchaser shall be entitled to a reduced Purchase Price of FIFTEEN MILLION SIX HUNDRED SEVENTY-FIVE THOUSAND 00/100 Dollars ($15,675,000.00) if Purchaser closes this transaction on or before July 28, 2016.  If for any reason this transaction closes after July 28, 2016 and on or before August 31, 2016, the Purchase Price shall be FIFTEEN MILLION NINE HUNDRED TWENTY-FIVE THOUSAND 00/100 Dollars ($15,925,000.00).  In any event, subject to Sections 2.1.5, 10.2, 11.1.1, 11.2.1 and 11.2.2, the outside closing date for this transaction shall be August 31, 2016 and the date on which this transaction closes is referred to herein as the “Closing Date”. The Closing shall be effected through the Closing Escrow pursuant to the Closing Escrow Agreement as provided in Section 8.2 and shall occur at the offices of Seller’s counsel or such other place as agreed to in writing between Seller and Purchaser.

8.2          Closing Escrow. The Closing shall take place by means of a so called “New York style” escrow (the “Closing Escrow”), and, at or prior to the Closing, the Parties shall enter into a closing escrow agreement with the Escrow Agent with respect to the Closing Escrow in form and substance reasonably acceptable to Seller, Purchaser and the Escrow Agent (the “Closing Escrow Agreement”) pursuant to which (i) the Deposit to be paid by Purchaser pursuant to Section 3.3 shall be deposited with Escrow Agent, (ii) prior to Closing, all funds necessary to close the transaction contemplated by this Agreement shall be deposited with the Escrow Agent, (iii) all of the documents required to be delivered by Seller and Purchaser at Closing pursuant to this Agreement shall be deposited with Escrow Agent, and (iv) at Closing, the Purchase Price (as adjusted pursuant to Sections 3.1 and 8.1, as applicable) and the Deposit shall be disbursed to Seller and the documents deposited into the Closing Escrow shall be delivered to Seller and Purchaser (as the case may be) pursuant to the Closing Escrow Agreement.

8.3          Closing Deliveries.

8.3.1           Seller’s Deliveries. Before Closing, Seller shall deliver or cause to be delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing, all of the (i) documents set forth in this Section 8.3.1, each of which shall have been duly executed by Seller and acknowledged (if required), and (ii) other items set forth in this Section 8.3.1 (the “Seller Closing Deliveries”), as follows:

(a)          A closing certificate in the form of Exhibit C, together with all exhibits thereto;

(b)          A special warranty deed (the “Deed”) in the form of Exhibit D conveying the Real Property to Purchaser subject to the Permitted Exceptions;

(c)          A bill of sale (the “Bill of Sale”) in the form of Exhibit G, executed by Seller in favor of Purchaser, conveying the Improvements and other personal property located at the Land to Purchaser;

(d)          A general assignment (“Assignment”) in the form of Exhibit H, executed by Seller in favor of Purchaser, assigning, transferring and conveying the Intangible Property to Purchaser, if any;

(e)          A no lien affidavit and such other agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller to issue the Title Policy.

(f)          Any real estate transfer tax declaration or similar documents required under Applicable Law in connection with the conveyance of the Real Property;

(g)          A FIRPTA affidavit in the form set forth in the regulations under Section 1445 of the Code;

(h)          The Closing Statement prepared pursuant to Section 9.1;

(i)          the Lease; and,

(j)          Such other documents and instruments as may be reasonably requested by Purchaser in order to consummate the transaction described in this Agreement.

8.3.2.           Purchaser’s Deliveries. Before Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller all of the (i) documents set forth in this Section 8.3.2, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items set forth in this Section 8.3.2 (the “Purchaser Closing Deliveries”), as follows:

(a)          The Purchase Price (as adjusted pursuant to Sections 3.1 and 8.1, as applicable, and subject to the adjustments provided herein and a credit for the Deposit) to be paid by Purchaser;

(b)          A letter of direction to Escrow Agent directing Escrow Agent to disburse the Deposit to Seller;

(c)          A closing certificate in the form of Exhibit E, together with all exhibits thereto;

(d)         The Closing Statement prepared pursuant to Section 9.1;

(e)          The Lease; and,

(f)          Such other documents and instruments as may be reasonably requested by Seller or the Title Company in order to consummate the transaction described in this Agreement.

8.4.         Possession. Seller shall deliver sole possession of the Real Property, subject to the Permitted Exceptions upon completion of the Closing, and subject to the Lease.

8.5          Leaseback.  On and after the Closing Date, Seller shall lease the Property back from Purchaser upon terms set forth in a written lease agreement in the form attached as Exhibit ”F” hereto, with Purchaser, as landlord, and Seller, as tenant, (the “Lease”).  The Lease shall be executed by the parties at Closing.

ARTICLE IX
PRORATIONS AND EXPENSES

9.1          Closing Statement. No later than the day prior to Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Section 9.2 or any other provisions of this Agreement. Based upon such examinations, the Parties jointly shall prepare prior to Closing a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Closing Statement shall be approved and executed by the Parties at Closing, and such adjustments and prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be reprorated after the Closing as expressly set forth in Section 9.2. Notwithstanding the foregoing, if at any time within three (3) months after the Closing Date, any Party discovers any item which was omitted or incorrectly adjusted or prorated in the Closing Statement, such item shall be adjusted and prorated in the same manner as if their existence or such error had been known at the time of the preparation of the Closing Statement, and the Party in whose favor such original omission or error was made shall refund such difference to the other Party promptly after the original omission or error is discovered.

9.2          Transaction Costs.

9.2.1.          Seller’s Transaction Costs. In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following items in connection with this transaction: (i) documentary stamp taxes and surtax, if any, in connection with the conveyance of the Real Property; (ii) the commission due to Broker; (iii) recording fees for documents needed to cure Title Defects; and (iv) the fees and expenses of its own attorneys, accountants and consultants.

9.2.2.          Purchaser’s Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with this transaction: (i) the fees and expenses incurred by Purchaser for Purchaser’s Inspectors or otherwise in connection with the Inspections; (ii) the fees and expenses for the Title Commitment and the premium for the Title Policy (including any extended coverage premium and any endorsements to the Title Policy), (iii) the fees and expenses for the survey; (iv) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Purchaser;  (v) recording fees on the Deed and financing statements, if any; and (vi) the fees and expenses of its own attorneys, accountants and consultants.

9.2.3.          Other Transaction Costs. All other fees, costs and expenses not expressly addressed in this Section 9.2 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with applicable local custom for similar transactions.

ARTICLE X
DEFAULT AND REMEDIES

10.1        Seller’s Default. If at or before Closing Seller fails to perform its covenants or obligations under this Agreement in any material respect (a “Seller Default”), and no Purchaser Default has occurred which remains uncured beyond any applicable cure periods provided herein, then Purchaser shall be entitled to exercise one, and only one, of the following remedies: (a) terminate this Agreement, in which case the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; (b) proceed to Closing without any reduction in or setoff against the Purchase Price, in which case Purchaser shall be deemed to have waived such Seller Default; or (c) seek a court order for specific performance.

10.2.       Seller’s Right to Cure.   Notwithstanding anything to the contrary in this Agreement, Purchaser shall not have the right to exercise its remedies under clauses (a) or (c) of Section 10.1 for a Seller Default or Section 7.2 for a failure of a Purchaser Closing Condition (a “Purchaser Closing Condition Failure”), unless Purchaser has provided written notice to Seller specifying in reasonable detail the nature of the Seller Default or Purchaser Closing Condition Failure (as the case may be), and Seller has not cured such Seller Default or Purchaser Closing Condition Failure (as the case may be) within thirty (30) days after Seller’s receipt of such notice (the “Seller Cure Period”), in which case the Closing shall be postponed until the date which is five (5) Business Days after the expiration of the Seller Cure Period.

10.3        Purchaser’s Default. If (i) Purchaser has not deposited the Deposit within the time periods provided in, and otherwise in accordance with, Section 3.2.1, or (ii) at any time at or prior to Closing, Purchaser fails to perform, in any material respect, any of its other covenants or obligations under this Agreement, which breach or default is not caused by an act or omission of Seller (a “Purchaser Default”), and if Purchaser fails to cure such Purchaser Default within the Purchaser Cure Period set forth herein, then Seller, as its sole and exclusive remedy, may elect to terminate this Agreement by providing written notice to Purchaser, in which case the Deposit shall be disbursed to Seller in accordance with Section 3.2.3 as agreed upon liquidated damages, consideration for execution of this Agreement, and in full settlement of any claims, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

10.4        Purchaser’s Right to Cure.  Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be deemed to be in default of this Agreement, and Seller shall not have the right to exercise any remedy(ies) against Purchaser for a Purchaser Default, unless Seller has provided written notice to Purchaser specifying in reasonable detail the nature of the Purchaser Default, and Purchaser has not cured such Purchaser Default within thirty (30) days after Purchaser’s receipt of such written notice (the “Purchaser Cure Period”); except that a failure of Purchaser to pay the Purchase Price on the Closing Date shall not be subject to cure and in the event of such default, Seller shall have the right to immediately exercise its available remedies.

ARTICLE XI
RISK OF LOSS

11.1        Casualty. If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement, the Property or any portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), Seller shall give written notice of such Casualty to Purchaser promptly after the occurrence of such Casualty.

11.1.1.        Material Casualty. If the amount of the repair restoration of the Property required by a Casualty equals or exceeds three percent (3%) of the Purchase Price (a “Material Casualty”) and such Material Casualty was not caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser’s receipt of Seller’s written notice of such Material Casualty, to (a) terminate this Agreement, in which case the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (b) proceed to Closing, without terminating this Agreement, in which case Seller shall (i) provide Purchaser with a credit against the Purchase Price in an amount equal to the lesser of: (A) the applicable insurance deductible, and (B) the reasonable estimated costs for the repair or restoration of the Property required by such Material Casualty, and (ii) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all insurance proceeds (including, but not limited to, casualty, lost profits and business interruption proceeds) payable under Seller’s insurance policies maintained by Seller with respect to the Property and any Seller or its Affiliate-owned business(es) operating therein, except those proceeds allocable to lost profits and costs incurred by Seller for the period prior to the Closing. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (b) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.

11.1.2.        Non Material Casualty. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price (except if such Casualty is caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents) in an amount equal to the lesser of: (1) the applicable insurance deductible, and (2) the reasonable estimated costs for the repair or restoration required by such Casualty and (B) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all insurance proceeds (including, but not limited to, casualty, lost profits and business interruption proceeds) payable under Seller’s insurance policies maintained by Seller with respect to the Property, except those proceeds allocable to any lost profits or costs incurred by Seller for the period prior to the Closing.

11.2        Condemnation.  If, at any time after the Effective Date and prior to Closing or the earlier termination of this Agreement, any Governmental Authority commences any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property (a “Condemnation”), Seller shall give written notice of such Condemnation to Purchaser promptly after Seller receives notice of such Condemnation.

11.2.1.        Material Condemnation.  If the Condemnation would (i) result in the permanent loss of more than three percent (3%) of the fair market value of the Land or Improvements, (ii) result in the reduction of the total area of the Land or any Improvements located thereon by five percent (5%) or more (exclusive of any access roads, parking areas, or streets), (iii) result in any permanent material reduction or restriction in access to the Land or Improvements, or (iv) have a permanent materially adverse effect on Purchaser’s intended use of the Property for a school and other commercial purposes (a “Material Condemnation”), then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser’s receipt of Seller’s written notice of such Material Condemnation, to (A) terminate this Agreement, in which case the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Material Condemnation. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (B) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.

11.2.2.        Non-Material Condemnation. In the event of any Condemnation other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation.

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1        Notices.

12.1.1         Method of Delivery. All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, (iv) facsimile transmission, or (v) electronic transmission (including via email), to the recipient Party at the following address, email address or facsimile number (or to such other address, email address or facsimile number as the Parties may designate from time to time in writing):

If to Seller:

New England Institute of Technology at Palm Beach, Inc.
c/o Mr. Tayfun Selen
Lincoln Educational Services
200 Executive Drive
West Orange, NJ  07052
Facsimile No.: (561) 393-1650
Email:  tselen@lincolnedu.com

With copies to:

Jeffrey R. Rich, Esq.
Genova Burns LLC
141 West Front Street, Suite 130
Red Bank, NJ 07701
Fax: (732) 758-6597
Email: Jrich@genovaburns.com

Martin J. Genauer, Esq.
Berger Singerman
1450 Brickell Avenue, Suite 1900
Miami, Florida  33131
Fax. (305)714-4346
MGenauer@bergersingerman.com

If to Purchaser:

School Property Development Metrocentre, LLC
4500 PGA Blvd., Suite 303A
Palm Beach Gardens, FL 33410
Facsimile No.: 561-686-5442
Email: mark.rodberg@gmail.com

With a copy to:

Gary Gerson, Esq.
Nason, Yeager, Gerson, White & Lioce, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL  33410
Fax: 561-622-2131
Email:  ggerson@nasonyeager.com

12.1.2.        Receipt of Notices. All Notices sent by a Party (or its counsel pursuant to Section 12.1.4) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address, email address or facsimile number of the recipient Party, provided that such email or facsimile delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise it will be deemed to have been delivered the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address, email address or facsimile number, and such recipient Party failed to provide the sending Party with its current address, email address or facsimile number pursuant to Section 12.1.3.

12.1.3.        Change of Address. The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number and/or email address for the purposes of this Section 12 by providing a Notice of such change in address and/or facsimile number and/or email address as required under this Section 12.1.3.

12.1.4.        Delivery by Party’s Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

12.2        No Recordation.   Neither Purchaser, any Affiliate of Purchaser, nor any Person acting by or on behalf of Purchaser shall record this Agreement, or any memorandum or other notice of this Agreement, in any public records. Purchaser hereby grants a power of attorney to Seller (which power is coupled with an interest and shall be irrevocable) only to execute and record on behalf of Purchaser a memorandum or other notice removing this Agreement or any memorandum or other notice of this Agreement from the public records, or evidencing the termination of this Agreement.

12.3        Time is of the Essence.  Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

12.4        Assignment.  Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall be automatically deemed provided if Seller fails to provide such consent within five (5) days after receiving Purchaser’s notice requesting such consent.

12.5        Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and (subject to Section 12.4) assigns.

12.6        Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies on any Person other than the Parties and their respective successors and (subject to Section 12.4) assigns.

12.7        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.

12.8        Rules of Construction.The following rules shall apply to the construction and interpretation of this Agreement:

12.8.1.        Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

12.8.2.        All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

12.8.3.        The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

12.8.4.        Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

12.8.5.        The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

12.8.6.        The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

12.8.7.        The term “sole discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

12.9        Severability. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.

12.10     JURISDICTION AND VENUE. ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN A COURT OF COMPETENT JURISDICTION LOCATED IN PALM BEACH COUNTY, FLORIDA, AND SELLER (FOR ITSELF AND ALL OF SELLER’S AFFILIATES) AND PURCHASER (FOR ITSELF AND ALL OF PURCHASER’S AFFILIATES) HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.

12.11     WAIVER OF TRIAL BY JURY.  EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

12.12     Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

12.13     Incorporation of Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

12.14     Entire Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any agreements and understandings (written or oral) between the Parties on or prior to the Effective Date with respect to the transaction described in this Agreement.

12.15     Amendments, Waivers and Termination of Agreement. No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

12.16.    Not an Offer. The delivery by Seller of this Agreement executed by Seller shall not constitute an offer to sell the Property, and Seller shall have no obligation to sell the Property to Purchaser, unless and until all Parties have executed and delivered this Agreement to all other Parties.

12.17     Execution of Agreement. A Party may deliver executed signature pages to this Agreement by electronic transmission (including email and facsimile) to any other Party, which electronically transmitted copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

12.18     Radon Gas Disclosure. Radon gas is a naturally occurring radioactive gas that, when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over a period of time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the Palm Beach County Health Department.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.

SELLER:

NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.,
a Florida corporation

By:	/s/ Scott M. Shaw

Name:	Scott M. Shaw

Title:	President & CEO

Date:	07/01/16

PURCHASER:

SCHOOL PROPERTY DEVELOPMENT METROCENTRE, LLC,
a Florida limited liability company

By:	/s/ Patrick C. Koenig

Name:	Patrick C. Koenig

Title:	Member

Date:	06/30/16

SCHEDULE 2.1.1

LEGAL DESCRIPTION OF THE LAND

Parcel 1:

Lot 12, METROCENTRE CORPORATE PARK, according to the Plat thereof on file in the Office of the Clerk of the Circuit Court in and for Palm Beach County, Florida, as recorded in Plat Book 61, Page 140.

and

That portion of Lot 13, METROCENTRE CORPORATE PARK, according to the Plat thereof on file in the Office of the Clerk of the Circuit Court in and for Palm Beach County, Florida as recorded in Plat Book 61, Page 140 lying East of the following described line:

Commence at the Northwest corner of said Lot 13; thence South 85 degrees 01 minutes 07 seconds East, along the North line of said Lot 13 (the North line of said Lot 13 is assumed to bear South 85 degrees 01 minutes 07 seconds East and all other bearings are relative thereto) a distance of 139.54 feet to the beginning of a curve concave to the South, having a radius of 675.00 feet and a central angle of 00 degrees 46 minutes 24 seconds, thence continue Easterly along the arc of said curve a distance of 9.11 feet to the Point of Beginning of the hereinafter described line; thence South 02 degrees 45 minutes 30 seconds West a distance of 304.74 feet to a point; thence South 26 degrees, 35 minutes 12 seconds West a distance of 115.00 feet to a point on the South line of said Lot 13 lying 41.81 feet Northwesterly, as measured along the arc of the Southeast corner of said Lot 13, said point being the Point of Terminus of the herein described line.

Also known as Parcel B of Minor Subdivision Plat attached to Affidavit of Ownership recorded in Official Records Book 9891, Page 347.

Parcel 2:

Lot 11, METROCENTRE CORPORATE PARK, according to the Plat thereof on file in the Office of the Clerk of the Circuit Court in and for Palm Beach County, Florida, as recorded in Plat Book 61, Page 140.

Parcel 3:

Lot 10, METROCENTRE CORPORATE PARK, according to the Plat thereof on file in the Office of the Clerk of the Circuit Court in and for Palm Beach County, Florida, as recorded in Plat Book 61, Page 140.

Parcel 4:

Lots 1, 28, 29, 30 and 31, of AUSTRALIAN BUSINESS PARK according to the Plat thereof, on file in the Office of the Clerk of the Circuit Court in and for Palm Beach County, Florida, as recorded in Plat Book 40, Page 88.

EXHIBIT A

DEFINITIONS

“Affiliate(s)” means any corporation, partnership, limited liability company, or other entity that, directly or indirectly, controls, is controlled by, or is under common control with a Party, as applicable, or with the parent company or any subsidiaries of that Party.  For purposes of the aforementioned definition, the terms “controls,” “controlled by,” and “under common control with” mean the (A) right to direct the management and policies of the applicable entity or entities, whether directly or indirectly, or (B) the ownership of more than 50% of the stock, partnership, membership, or other equity interests of and in the applicable entity or entities.

“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other Applicable Law addressing or in any way relating to terrorist acts and acts of war.

“Applicable Law” means (i) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters and similar quasi-governmental authority, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in effect at the time in question and in each case to the extent the Person or property in question is subject to the same.

“Business Day” means any day other than a Saturday, Sunday or federal legal holiday.

 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

 “Effective Date” shall mean the date on which the last one of Landlord and Tenant has signed and delivered this Agreement to the other party.

“Escrow Agent” means Nason, Yeager, Gerson, White & Lioce, P.A., through its offices at 3001 PGA Blvd., Suite 305, Palm Beach Gardens, FL 33410.

“Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

“Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority on Seller with respect to the Property or the Business, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transaction described in this Agreement.

“Title Commitment” means a standard 2006 ALTA form of title commitment (with Florida modifications) for the issuance of the Title Policy.

“Title Policy” shall mean an owner’s policy of title insurance issued in accordance with this Agreement.

“Title Company” shall mean Nason, Yeager, Gerson, White & Lioce, P.A., as agent for Old Republic National Title Insurance Company.

EXHIBIT B
FORM OF EARNEST MONEY ESCROW AGREEMENT

THIS EARNEST MONEY ESCROW AGREEMENT (this "Agreement") is made and entered into as of this ____ day of ______________, 2016 (the "Effective Date"), by and among NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC. ("Seller"), and SCHOOL PROPERTY DEVELOPMENT METROCENTRE, LLC AND/OR ASSIGNS ("Purchaser"), and NASON, YEAGER, GERSON, WHITE & LIOCE, P.A. ("Escrow Agent"). (Seller, Purchaser and Escrow Agent are sometimes referred to herein individually as a "Party", and collectively as the "Parties").

Recitals

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement, dated as of _________  ____, 2016 (the "Purchase Agreement"), for the sale and purchase of real property located at 2400 Metrocentre Boulevard East, West Palm Beach, Florida 33407 and  2410 Metrocentre Boulevard East, West Palm Beach, Florida 33407 (together, the "Property"). All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.

WHEREAS, Purchaser is required to deposit certain monies into escrow with Escrow Agent to be held as earnest money for the benefit of Seller pursuant to the Purchase Agreement in connection with the purchase of the Facilities.

WHEREAS, Escrow Agent is willing to hold such earnest money in escrow, and invest and disburse such earnest money, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent hereby agree as follows:

1.         Deposit and Investment of Earnest Money

(a)           Deposit and Acceptance of Earnest Money. The Purchase Agreement provides that Purchaser shall deliver to Escrow Agent the sum of Two Hundred Fifty Thousand and no/100 Dollars ($250,000) (the "First Deposit") on or before July 5, 2016. The Purchase Agreement further provides that if the closing of the Purchase Agreement does not occur on or before July 28, 2016, then Purchaser shall deliver to Escrow Agent an additional sum of $250,000 (“Second Deposit”).  The funds so delivered by Purchaser to Escrow Agent, including the First Deposit and the Second Deposit, if delivered, are herein referred to as “Earnest Money”.

(b)           Escrow Account.  Escrow Agent shall hold the Earnest Money in an escrow account (the "Escrow Account") for the benefit of Seller and Purchaser pursuant to this Agreement, and shall not commingle the Earnest Money with its own funds.

2.         Disbursement of Earnest Money.

(a)           Disbursement at Closing. At Closing, Escrow Agent shall disburse the Earnest Money to Seller or to any other Person to whom Purchaser and Seller jointly direct the Earnest Money to be disbursed by providing written notice to Escrow Agent.

(b)           Disbursement if Closing Not Consummated

(i)          If the Purchase Agreement is terminated for any reason and the Closing is not consummated prior to the Closing Date or if Seller or Purchaser otherwise is entitled to receive the Earnest Money pursuant to the Purchase Agreement, either Seller or Purchaser (as the case may be) (the "Requesting Party") may provide written notice to Escrow Agent that the Purchase Agreement has been terminated and Seller or Purchaser (as the case may be) is entitled to receive the Earnest Money pursuant to the Purchase Agreement and that the Earnest Money is to be distributed in accordance with the instructions given in such notice (a "Disbursement Request"). Escrow Agent shall provide written notice (the "Receipt Notice") to the other Party (the "Confirming Party") of its receipt of such Disbursement Request (together with a copy of the Disbursement Request) no later than one (1) Business Day after its receipt of such Disbursement Request.)

(ii)         If the Confirming Party disputes that the Requesting Party is entitled to receive the Earnest Money, the Confirming Party shall provide written notice to Escrow Agent within one (1) Business Day after its receipt of the Receipt Notice disputing that the Requesting Party is entitled to receive the Earnest Money (a "Dispute Notice"). If Escrow Agent has not received a Dispute Notice from the Confirming Party within such one (1) Business Day period, the Confirming Party shall be deemed to have authorized the disbursement set forth in the Disbursement Request, and Escrow Agent shall disburse the Earnest Money pursuant to the instructions set forth in the Disbursement Request. If Escrow Agent receives a Dispute Notice within such one (1) Business Day period, Escrow Agent shall retain the Earnest Money in the Escrow Account pending receipt of separate written direction from Seller and Purchaser authorizing the disbursement of the Earnest Money to the same Person as provided in Section 2, or a final unappealable order of court with respect to distribution of the Earnest Money. Notwithstanding the foregoing, if Escrow Agent receives contrary written directions from Seller and Purchaser or no written directions within six (6) months after the Effective Date, Escrow Agent shall have the right to deposit the Earnest Money with any court of competent jurisdiction in Palm Beach County, Florida and interplead Seller and Purchaser. Upon depositing the Earnest Money and filing its complaint in interpleader, Escrow Agent shall be released from all liability under this Agreement regarding the Earnest Money, except as otherwise expressly provided in this Agreement.

(c)            Reliance.  Escrow Agent may act in reliance on any writing or instrument or signature that Escrow Agent, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized so to do.  Escrow Agent’s duties hereunder shall be limited to the safe-keeping of the Earnest Money and the disposition of the same in accordance with the terms hereof.

3.          Escrow Fees. Escrow Agent shall not be entitled to any fees or costs for serving as Escrow Agent hereunder.

4.          Compliance with Court Orders. Seller and Purchaser hereby authorize and direct Escrow Agent to accept, obey and comply with any and all writs, orders, judgments or decrees issued or entered by any court with or without jurisdiction (a "Court Order") notwithstanding anything to the contrary in this Agreement, and agree that if Escrow Agent accepts, obeys or complies with any such Court Order notwithstanding any provision to the contrary in this Agreement, Escrow Agent shall not be liable to Seller or Purchaser by reason of such acceptance, obedience or compliance, notwithstanding that any such Court Order is entered without jurisdiction or is subsequently reversed, modified, annulled, set aside or vacated.

5.          Release and Indemnification. Seller and Purchaser hereby release Escrow Agent and its officers, managers, employees and agents (each, an "Escrow Agent Party"), for any liability, damage, loss, cost or expense incurred by Seller or Purchaser to the extent resulting from (i) any action taken or not taken in good faith upon advice of Escrow Agent's counsel given with respect to any questions relating to its obligations under this Agreement, or (ii) any action taken or not taken in reliance upon any document, including any written notice provided to Escrow Agent pursuant to this Agreement, as to the due execution and the validity and effectiveness of such document, and the truth and accuracy of any information contained therein, which such Escrow Agent Party in good faith believes to be genuine, to have been signed or presented by a duly authorized person or persons and to comply with the terms of the Purchase Agreement and this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party. Seller and Purchaser, jointly and severally, shall indemnify and hold harmless any Escrow Agent Party against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and court costs, incurred by such Escrow Agent Party to the extent resulting from the performance by any Escrow Agent Party of Escrow Agent's obligations under this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party.

6.          Relationship of Parties. Seller and Purchaser acknowledge and agree that Escrow Agent is acting solely as a stakeholder at their request, and that Escrow Agent, in its capacity as escrow agent, shall not be deemed to be the agent of either Seller or Purchaser.

7.          Notices

(a)            Method of Delivery. All notices, requests, demands and other communications (each, a "Notice") required to be provided by any Party to any other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, (iv) by facsimile transmittal, or (v) electronic transmission, including via email, to the other Party to this Agreement at the following address, email address or facsimile number (or to such other address, email address or facsimile number as the Parties may designate from time to time pursuant to Section 7(c)):

If to Seller:

New England Institute of Technology at Palm Beach, Inc.
C/O Lincoln Educational Services
200 Executive Drive
West Orange, NJ 07052
Attn:  Mr. Tayfun Selen, VP of Procurement and Real Estate
Facsimile No.: (561) 393-1650
Email:  tselen@lincolnedu.com

With a copy to:    Jeffrey R. Rich, Esq.
Genova Burns LLC
141 W. Front Street, Suite 130
Red Bank, NJ 07701

If  to Purchaser:

School Property Development Metrocentre, LLC
4500 PGA Blvd., Suite 303A
Palm Beach Gardens, FL 33410
Facsimile No.: 561-686-5442
Email: mark.rodberg@gmail.com

With a copy to:

Gary Gerson, Esq.
Nason, Yeager, Gerson, White & Lioce, P.A.
3001 PGA Blvd., Suite 305
Palm Beach Gardens, FL 33410
Fax: 561-622-2131
Email:  ggerson@nasonyeager.com

If to Escrow Agent:

Gary Gerson, Esq.
Nason, Yeager, Gerson, White & Lioce, P.A.
3001 PGA Blvd., Suite 305
Palm Beach Gardens, FL 33410
Fax: 561-622-2131
Email:  ggerson@nasonyeager.com

(b)           Receipt of Notices. All Notices sent by any Party (or their respective counsel pursuant to Section 7(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address, email address or facsimile number of the recipient Party, provided that such email or facsimile delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise it will be deemed to have been delivered the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address, email address or facsimile number, and such recipient Party failed to provide the sending Party with its current address, email address or facsimile number pursuant to Section 7(c).

(c)           Change of Address. The Parties (and the Persons to whom copies of Notices are to be delivered pursuant to Section 7(a)) shall have the right to change their respective address, email address and/or facsimile number for the purposes of this Section 7 by providing a Notice of such change in address, email address and/or facsimile as required under this Section 7.

(d)           Delivery by Party's Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party's behalf to the other Parties hereto.

8.         Assignment. Neither Seller nor Purchaser shall assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of the other Party.

9.         Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns pursuant to Section 8. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and assigns pursuant to this Section 8.

10.        Conflict with Purchase Agreement. If any of the terms or provisions of this Agreement conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of this Agreement shall control.

11.        Governing Law; Severability. This Agreement shall be governed by the laws of the State of Florida. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

12.        Jurisdiction; Venue. Any litigation or other court proceeding with respect to any matter arising from or in connection with this Agreement shall be conducted in a Court of competent jurisdiction located in Palm Beach County, Florida, and each Party hereby submits to jurisdiction and consents to venue in such courts.

13.        Waiver of Trial by Jury.  Each Party hereby waives its right to a trial by jury in any litigation or other court proceeding by any Party against any other Party with respect to any matter arising from or in connection with this Agreement.

14.        Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is undertaken by any Party to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, of the prevailing Party in such action, suit or proceeding shall be reimbursed or paid by the Party against whose interest the judgment or decision is rendered. This Section 14 shall survive the termination of this Agreement.

15.        Recitals. The recitals to this Agreement are incorporated herein by such reference and made a part of this Agreement.

16.        Entire Agreement; Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between or among the Parties on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement, or cancellation of this Agreement, shall be valid unless in writing and executed and delivered by all of the Parties.

17.        Electronic Transmission; Counterparts. A Party may deliver executed signature pages to this Agreement by electronic transmission, including without limitation, email and facsimile transmission, to any other Parties, which email or facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER:

New England Institute of Technology at Palm Beach, Inc.,
a Florida corporation

By:

Name:

Title:

PURCHASER:

School Property Development Metrocentre, LLC
a Florida limited liability company

By:
Name:
Title:

ESCROW AGENT:

Nason, Yeager, Gerson, White & Lioce, P.A.

By:

Name:

Title:

EXHIBIT C
FORM OF SELLER CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE (this "Certificate") is made by New England Institute of Technology at Palm Beach, Inc., a Florida corporation ("Seller"), and delivered to School Property Development Metrocentre, LLC ("Purchaser"), pursuant to that certain Purchase and Sale Agreement, dated as of June ___, 2016 (the "Agreement"), between Seller and Purchaser. All initial capitalized terms used, but not defined, in this Certificate shall have the meaning set forth in the Agreement.

Seller hereby states and certifies the following for the purpose of inducing: (a) Purchaser to purchase from Seller that certain property located in the State of Florida, described on Exhibit A attached hereto (the “Property”); and (b) Title Company to insure title to the Property:

1.         The representations and warranties made by Seller under the Agreement (as the same may have been updated, amended, supplemented or amended by Seller) are true and correct in all material respects as of the date of this Certificate, with the same effect as if made on the date of this Certificate.

2.         Seller has performed its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this ____day of _______, 2016.

SELLER:

New England Institute of Technology at Palm Beach, Inc.,
a Florida corporation

By:

Name:

Title:

EXHIBIT “A” TO SELLER CLOSING CERTIFICATE
LEGAL DESCRIPTION

EXHIBIT D

FORM OF DEED

THIS INSTRUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

SPECIAL WARRANTY DEED

This Special Warranty Deed is made the ____ day of _________________, 2016, by NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation, whose address is ________________________________ ("Grantor"), in favor of SCHOOL PROPERTY DEVELOPMENT METROCENTRE, LLC, a Florida limited liability company, whose address is 4500 PGA Blvd., Suite 303A, Palm Beach Gardens, FL 33410 ("Grantee").

GRANTOR, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, receipt of which is hereby acknowledged, has granted, bargained and sold to Grantee, and Grantee's successors and assigns forever, the land located in Palm Beach County, Florida, as more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Property").

TO HAVE AND TO HOLD, the same together with all and singular tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, and all the estate, right, title, interest, lien, equity, and claim whatsoever of the Grantor, either in law or in equity, to the use, benefit and behalf of the Grantee forever.

This conveyance is made subject to the following:

1.	Taxes and assessments for the year 2016 and subsequent years.
2.	Zoning and other governmental regulations.
3.	All covenants, conditions, restrictions, easements, reservations, declarations, and limitations of record (none of which are reimposed by this conveyance).

TO HAVE AND TO HOLD, the same in fee simple forever.

Together with all tenements, hereditaments and appurtenances belonging or in any way appertaining to the Property.

AND Grantor hereby covenants that Grantor has good right and lawful authority to sell and convey the Property, and hereby specially warrants the title to the Property and will defend the same against the lawful claims and demands (excluding those arising out of the encumbrances described above) of all persons claiming by, through and under Grantor, but none others.

IN WITNESS WHEREOF, the Grantor has caused this Special Warranty Deed to be executed the day and year first above written.

WITNESSES:
NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.
Print Name:	a Florida corporation

By:
Print Name:	Name:
Title:

STATE OF FLORIDA	)
) SS
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this ____day of _______________, 2016, by ____________________, the ___________________ of NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation on behalf of the company; who is personally known to me or who has produced _______________________ as identification.

Printed Name:
Notary Public
My Commission Expires:

Exhibit “A” to Special Warranty Deed

DESCRIPTION OF PROPERTY

Exhibit “B” to Special Warranty Deed

PERMITTED EXCEPTIONS

EXHIBIT E

FORM OF PURCHASER CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE (this "Certificate") is made by School Property Development Metrocentre, LLC, a Florida limited liability company ("Purchaser") and delivered to New England Institute of Technology at Palm Beach, Inc., a Florida corporation ("Seller"), pursuant to that certain Purchase and Sale Agreement, dated as of June ____, 2016 (the "Agreement"), between Seller and Purchaser. All initial capitalized terms used, but not defined in this Certificate shall have the meaning set forth in the Agreement.

Purchaser hereby states and certifies the following for the purpose of inducing: (a) Seller  to sell to Purchaser that certain property located in the State of Florida, described on Exhibit A attached hereto (the “Property”); and (b) Title Company to insure title to the Property:

1.         The representations and warranties made by Purchaser under the Agreement (as the same may have been updated, amended, supplemented or amended by Purchaser) are true and correct in all material respects as of the date of this Certificate, with the same effect as if made on the date of this Certificate..

2.         Purchaser has performed its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

3.         IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this ____day of _______________, 2016.

PURCHASER:

School Property Development Metrocentre, LLC,
a Florida limited liability company

By:

Name:

Title:

EXHIBIT “F”

LEASE AGREEMENT

This LEASE AGREEMENT ("Lease"), dated as of the Effective Date, is by and between SCHOOL PROPERTY DEVELOPMENT METROCENTRE LLC, a Florida limited liability company AND/OR ASSIGNS, having his principal office at 4500 PGA Blvd., Suite 303A, Palm Beach Gardens, FL 33410 ("Landlord"), NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida Corporation, having an address at  c/o LINCOLN EDUCATIONAL SERVICES, 200 Executive Drive, West Orange, NJ, 07052 (“Tenant”).

WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, Landlord and Tenant covenant, warrant and agree as follows:

R E C I T A L S

Concurrently with the execution of this Lease, Landlord is purchasing the Property from Tenant pursuant to that certain Purchase and Sale Agreement dated as of June 30, 2016 (“Purchase Agreement”).  It is a condition precedent to the closing of the Purchase Agreement that Landlord and Tenant enter into this Lease.

1.             Definitions. In addition to the terms otherwise defined in this Lease, for purposes of this Lease, the following terms shall have the following meanings:

"Building" shall mean the two buildings having the street addresses of 2400 Metrocentre Boulevard East and 2410 Metrocentre Boulevard East, West Palm Beach, Florida

"Building Systems" shall mean the HVAC Systems, mechanical, electrical, plumbing and life safety systems of the Building.

“Effective Date” means the date of the closing of the Purchase Agreement.

“Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any person or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the person, entity or property in question.

"Hazardous Materials" shall mean any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material or waste, or toxic substance under any Hazardous Materials Law; (b) is regulated, controlled or governed by any Hazardous Materials Law or other laws, and any waste, substance or material which, even if not regulated, controlled or governed by any Hazardous Materials Law, is known to pose a hazard to the health and safety of the occupants of the Property or of the property adjacent to the Property; (c) is petroleum or a petroleum product; or (d) is asbestos, formaldehyde, radioactive material, drug, bacteria, virus, or other injurious or potentially injurious material (by itself or in combination with other materials).

"Hazardous Materials Laws" shall mean any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, the Building or the Property, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Hazardous Materials Transportation Act, any other law or legal requirement concerning hazardous or toxic substances, and any amendments to the foregoing.

"HVAC Systems" shall mean the plumbing, heating, air conditioning, and ventilating systems of the Building.

“Impositions” shall mean all taxes of every kind and nature (including, but not limited to real, ad valorem, single business, and personal property taxes) on or with respect to the Demised Premises, or the use, lease, ownership or operation thereof; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Demised Premises; all water and sewer rents and other utility charges on or with respect to the Demised Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Demised Premises, during the Term, against Landlord, Tenant or any of the Demised Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Demised Premises, or the Rent, including without limitation, any rent tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Rent, including pursuant to Fla. Stat. ch 212.031 (2012); all payments required to be made to a Governmental Authority (or private entity in lieu thereof) that are in lieu of any of the foregoing, whether or not expressly so designated; and any penalties, fines, additions or interest thereon or additions thereto, but expressly excluding federal, state and local (A) transfer taxes as the result of a conveyance by Landlord of its interest in the Demised Premises, (B) franchise, capital stock or similar taxes, if any, of Landlord, and (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net or gross income; to the extent not covered above, any and all other fees, costs and expenses incurred by Landlord and Tenant for the use, lease, ownership, operation, repair and maintenance of the Property.

"Landlord's Address for Notices" shall mean 4500 PGA Blvd., Suite 303A, Palm Beach Gardens, FL 33410, mark.rodberg@gmail.com, with a copy to Gary N. Gerson, Esq., Nason, Yeager, Gerson, White & Lioce, P.A., 3001 PGA Blvd., Suite 305, Palm Beach Gardens, FL 33410, ggerson@nasonyeager.com.

"Lease Commencement Date" shall mean the date of this Lease, being the date of the closing of the Purchase Agreement.

"Lease Expiration Date" shall mean March 31, 2017, unless extended or shortened in accordance with the terms and provisions of the Lease.

"Permitted Use" shall mean for the operation and maintenance of a school.

"Premises" or “Demised Premises” shall mean the Building, the parking lot and the other property located at 2400 Metrocentre Boulevard East and 2410 Metrocentre Boulevard East, West Palm Beach, Florida as more particularly shown on Exhibit A attached hereto.

"Property" shall mean the real property upon which the Premises are located, and all appurtenances thereto as legally described in Exhibit A.

“Tenant Parties” shall mean Tenant and all of Tenant’s employees, agents, representatives, contractors, subcontractors, students, invitees, assignees and sublessees (subject to Section 14 hereof)

"Tenant's Address for Notices" shall mean Lincoln Educational Services, 200 executive Drive, West Orange, NJ 07052, Attn: Tayfun Selen, tselen@lincolnedu.com.

"Term" or “Lease Term” shall mean a term commencing on the Lease Commencement Date and ending on the Lease Expiration Date, unless extended or shortened in accordance with the terms and provisions of the Lease.

2.             Premises.

Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Premises for the Term.  The Building located within the Premises shall be used exclusively (a) by Tenant; and (b) for the Permitted Use.

3.             Term.

The Term shall commence on the Lease Commencement Date and shall expire on the Lease Expiration Date; provided, however, that Tenant, at its option, shall be entitled to terminate this Lease upon thirty (30) days written notice to Landlord and, provided further, that no such termination shall become effective prior to January 1, 2017 regardless of when the termination notice is given.  Tenant shall have the option (“Renewal Option”) to extend the duration of the Lease Term for three (3) additional months commencing on April 1, 2017 and terminating on June 30, 2017 (“Renewal Term”) by delivering to Landlord, on or before December 31, 2016, written notice of Tenant’s election to exercise such Renewal Option.  All other conditions of this Lease shall apply during the Renewal Term and the duration of the Renewal Term shall be deemed part of the Lease Term for purposes of this Lease.

4.             Rent.

(a)          Tenant covenants and agrees to pay Rent in advance on the first (1st) day of each calendar month during the Term and without notice, demand, abatement, deduction, counterclaim, setoff, defense or otherwise, in lawful money of the United States, to Landlord at 4500 PGA Blvd., Suite 303A, Palm Beach Gardens, FL 33410 throughout the Term of this Lease as follows:

(i)          During the Lease Term, Tenant shall pay rent in advance in the amount of  ONE HUNDRED THOUSAND and 00/100 Dollars ($100,000) per month (“Rent”).  For the avoidance of all doubt, Tenant is also responsible for the direct payment of (or reimbursement of, if paid by Landlord) all Impositions and all other taxes, including, but not limited to, assessments on the Property, sales taxes and utility payments assessed or incurred pursuant to this Lease Agreement before they become delinquent (and if any such Imposition does become delinquent, Tenant shall be responsible for all applicable late fees, fine and penalties attributable to such delinquency);

(b)          Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of Rent payable under this Lease for the first full calendar month of the Lease Term.

(c)           If the Lease Commencement Date is a day other than the first day of a month, then the Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of Rent payable.

(d)           Any Rent payable by Tenant to Landlord under this Lease which is not paid within ten (10) days after the same is due will be automatically subject to a late payment charge of two percent (2%) of the delinquent amount, in each instance, to cover Landlord's additional administrative costs.

This Section 4 shall survive the expiration or other termination of the Lease.

5.             Condition of Demised Premises.  Tenant has examined and is aware of the condition of the Premises and Tenant accepts same in its present "AS-IS, WHERE IS" and “WITH ALL FAULTS” condition.  Neither Landlord nor any agents or employees of Landlord have made any representations or warranties, direct or indirect, oral or written, express or implied, to Tenant or any agents or employees of Tenant with respect to the condition of the Premises or its fitness for any particular purpose, except as specifically set forth in this Lease.  Tenant, its successors and assigns, and anyone claiming by, through or under Tenant, assumes all risks associated with the Premises, except as otherwise specifically set forth in this Lease.

6.             Triple Net Lease.  This is net lease to Landlord.  It is the intent of the Parties hereto that the Rent payable under this Lease shall be a net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises and the business carried on therein during the Term of this Lease, excluding (i) any estate tax, franchise tax, inheritance tax or income tax payable by Landlord, (ii) any principal, interest and other payments on any loans encumbering Landlord’s fee interest in the Premises and (iii) any provisions of this Lease specifically to the contrary.  The Impositions (and any other amount or obligation relating to the Premises which is not expressly declared to be that of Landlord) shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s expense.  Rent shall be paid by Tenant without notice or demand, setoff, counterclaim, abatement, suspension, deduction or defense.  Without limiting the generality of the foregoing, the Parties agree that Landlord has no obligation whatsoever to provide any services of any kind to the Premises, to maintain or repair the Improvements or any other portion of the Premises, to carry any insurance with respect to the Premises, to pay any taxes or Impositions levied or assessed against the Premises, or to perform any other obligation whatsoever relating to the Premises, all of which shall be the responsibility of Tenant hereunder, except as may be otherwise expressly provided herein.

7.             Use of Premises; Compliance with Laws; Hazardous Materials.

(a)           The Premises shall be used by Tenant only for the Permitted Use and for no other purpose.

(b)          Tenant, at Tenant's sole cost and expense, shall comply with and shall cause all of Tenant Parties to comply with all applicable laws, ordinances, rules and regulations of governmental and quasi-governmental authorities, including, without limitation, the Americans with Disabilities Act of 1990, as amended by the Americans with Disabilities Act Amendments Act of 2008 (and the regulations promulgated thereunder) applicable to the use or occupancy of the Premises. The foregoing obligation of Tenant shall not however permit Tenant to make, without Landlord's prior written approval, any Alterations to the Premises which otherwise would require Landlord's approval under this Lease, and Tenant shall comply with all of the requirements of this Lease in making any such Alterations.

(c)           Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Premises, the Building or the Property; provided, however, Tenant may use and store reasonable quantities of cleaning and office supplies and other similar materials as may be reasonably necessary for Tenant to conduct normal business operations in the Premises. Tenant shall indemnify, defend and hold Landlord, its employees and agents, harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, of failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Tenant Party in or about the Premises, the Building or the Property, whether before or after the Lease Commencement Date.

8.             Building and Equipment; Maintenance and Repairs. At its expense, Tenant shall keep the Premises, Building, Building Systems and the Property in good repair and condition and shall perform all routine and non-routine maintenance and repairs with respect thereto. Notwithstanding the foregoing, Landlord shall be responsible for all repairs required to be made with respect to the roof, all structural elements of the Building and for all capital improvements which the Building requires during the Term, including, without limitation, major repairs to or replacements of the Building Systems.  Any and all such repairs and replacements shall be performed at the sole cost and expense of Landlord within a reasonable time after Landlord’s receipt of written notice from Tenant of the need for the same.

9.             Alterations.

(a)           Tenant shall not make or allow to be made: (i) any exterior, mechanical or structural alteration to the Building and/or parking lots, regardless of the cost of such alteration; and (ii) any other material alterations, additions or improvements in or to the Premises, the cost of which is greater than or equal to $15,000.00 (collectively, "Alterations") without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed so long as such actions would not potentially reduce the fair market value of the Premises.

(b)          Tenant agrees that all Alterations and other minor improvements and alterations (regardless of whether Landlord's consent is required) shall be done at Tenant's sole cost and expense and in a good and workmanlike manner by licensed and insured contractors and subcontractors, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to all or any part of the Premises, the Building, or the Property by reason thereof. Tenant shall obtain, at its sole expense, all permits and other governmental approvals required for such work.

(c)           Unless otherwise elected by Landlord as hereinafter provided, all Alterations and other minor improvements and alterations made by Tenant shall become the property of Landlord and shall be surrendered to Landlord on or before the Lease Expiration Date, except as otherwise set forth in this Lease. Notwithstanding the foregoing, movable equipment, trade fixtures, personal property, furniture, and any other items that can be removed without material harm to the Premises will remain Tenant's property (collectively, "Tenant Owned Property") and shall not become the property of Landlord but shall be removed by Tenant, at its sole cost and expense, not later than the Lease Expiration Date.  Tenant shall repair at its sole cost and expense all damage caused to the Premises and the Building by the removal of any Alterations that Tenant is required to remove and Tenant Owned Property. Landlord may remove any Tenant Owned Property or Alterations that Tenant is required but fails to remove at the Lease Expiration Date and Tenant shall pay to Landlord the reasonable cost of removal. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

10.           Insurance.

(a)           Tenant shall procure at its cost and expense, and keep in effect during the Term, insurance coverage for all risks of physical loss or damage insuring the full replacement value of Alterations, other minor improvements and alterations made by Tenant and all items of Tenant Owned Property. Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, vandalism, falling plaster, by sprinkler, drainage or plumbing systems, HVAC or air conditioning equipment, by the interruption of any public utility or service, by steam, gas, electricity, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or by anything done or omitted to be done by any tenant and any of the Tenant Parties, occupant or person in the Building, it being agreed that Tenant shall be responsible for obtaining appropriate insurance to protect its interests.

(b)           Tenant shall procure at its cost and expense, and maintain throughout the Term: (i) special form perils coverage (including hurricane or other wind damage); (ii) flood insurance (which shall be required only if the Premises are located in either Zone “A” or Zone “V”); (iii) comprehensive commercial general liability insurance applicable to the Premises with minimum inclusive limits of not less than $2,000,000 per occurrence, and not less than $5,000,000.00 general aggregate; (iv) statutory worker's compensation insurance; (v) employer's liability insurance with minimum inclusive limits of $100,000.00 per accident covering all of Tenant's employees; and (vi) comprehensive automobile liability insurance including contractual liability with inclusive limits of not less than $1,000,000.00 per occurrence  (“Tenant’s Insurance”). Such liability insurance shall include, without limitation, products and completed operations liability insurance, fire and legal liability insurance, and such other coverage as Landlord may reasonably require from time to time. During the Term at Landlord's request, Tenant shall increase such insurance coverage to a level that is commercially reasonably as required by Landlord.

(c)           Tenant shall procure for Landlord and maintain throughout the Term, at Tenant’s cost and expense: (i) a standard policy of "all risk" insurance with customary exclusions covering the Building in the full replacement cost of the Building, together with rent loss insurance and windstorm coverage (on a full replacement cost basis); and (ii) broad form commercial general liability insurance with a minimum combined single limit of liability of at least $2,000,000, written by companies authorized to do business in the State of Florida (“Landlord’s Insurance”).

(d)           Both Landlord’s Insurance and Tenant's Insurance shall be issued by companies authorized to do business in the State of Florida and with a Best’s Rating of A-VI or higher.  Tenant shall have the right to provide insurance coverage pursuant to blanket policies obtained by Tenant if the blanket policies expressly afford the coverage required by this Section. All insurance policies required to be carried by Tenant under this Lease (except for worker's compensation insurance) shall name Landlord, and any other reasonable number of parties designated by Landlord as additional insureds.  All insurance policies required to be carried by Landlord (as procured and maintained by Tenant) and Tenant under this Lease shall (i) as to liability coverages, be written on an "occurrence" basis; (ii) provide that Landlord shall receive thirty (30) days' notice from the insurer before any cancellation or change in coverage; (iii) contain a provision that no act or omission of Landlord or Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained; and (iv) in the event such policy contains a general aggregate, be endorsed to provide that the general aggregate applies separately per location. Each such policy shall contain a provision that such policy and the coverage evidenced thereby shall be primary and non−contributing with respect to any policies carried by Landlord. Tenant shall deliver reasonably satisfactory evidence of such insurance to Landlord on or before the date Tenant first enters or occupies the Premises, and thereafter at least thirty (30) days before the expiration dates of expiring policies. Notwithstanding the foregoing, if any such insurance expires without having been renewed by Tenant, Landlord shall have the option, in addition to Landlord's other remedies to procure such insurance for the account of Tenant, immediately and without notice to Tenant, and the cost thereof shall be paid by Tenant to Landlord. The limits of the insurance required under this Lease shall not limit Tenant's liability.

11.           Indemnification.

(a)           Except when caused by any negligent or willful act of Landlord, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, costs, liabilities, damages and expenses including, without limitation, penalties, fines and reasonable attorneys' fees, to the extent incurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of the Premises or any injury or damage caused by Tenant, Tenant Parties or any person occupying the Premises through Tenant; and/or (ii) a default by Tenant under this Lease.

(b)           Except when caused by any negligent or willful act of Tenant, Tenant Parties or any person occupying the Premises through Tenant, Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, costs, liabilities, damages and expenses including, without limitation, penalties, fines and reasonable attorneys' fees, to the extent incurred in connection with or arising from: (i) any injury or damage caused by any negligent or willful acts of Landlord; and/or (ii) a default by Landlord under this Lease.

(c)           The terms of this Section shall survive the expiration or sooner termination of this Lease.

12.           Damage and Destruction.

(a)           If the Premises are destroyed or damaged by fire or other casualty so that Tenant is unable to occupy the Premises for its Permitted Use and, in Landlord's judgment reasonably exercised within ten (10)  days after the destruction or damage, repairs cannot be made within one hundred twenty (120) days after the date of the damage or destruction such that Tenant is able to occupy the Premises (or a commercially reasonable portion thereof) for its Permitted Use, Landlord may terminate this Lease effective as of the date of the damage or destruction by giving Tenant written notice by the expiration of such ten (10) day period.

(b)           If Landlord does not terminate this Lease as provided in Section 12(a) above, Landlord shall promptly rebuild, repair and restore the Premises and the Building to their former condition, provided, however, that: (i) if Landlord has not completed such restoration within ninety (90) days after the date of the damage or destruction; and (ii) if Tenant is unable to occupy the Premises (or a commercially reasonable portion thereof) for its Permitted Use; and (iii) if  the cause of such destruction or damage to the Premises was not caused by any negligent or willful act of Tenant, Tenant Parties or any person occupying the Premises through Tenant, then Tenant may, at its option, terminate this Lease upon written notice to Landlord.

(c)           If the damage or destruction renders all or part of the Premises untenantable, Rent shall proportionately abate commencing on the date of the damage or destruction and ending on the date the Premises are delivered to Tenant with Landlord's restoration obligation substantially complete. The extent of the abatement shall be based upon the portion of the Premises rendered untenantable, inaccessible or unfit for the Permitted Use.

(d)           Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other's officers, directors, constituent partners, members, agents and employees, and Tenant waives such rights against each lessor under any ground or underlying lease and each lender under any mortgage or deed of trust or other lien encumbering the Property or any portion thereof or interest therein, to the extent any loss is or would be covered by fire, extended coverage, or other property insurance policies required to be carried under this Lease or otherwise carried by the waiving party, and the rights of the insurance carriers of such policy or policies are to be subrogated to the rights of the insured under the applicable policy. Each party shall cause its insurance policy to be endorsed to evidence compliance with such waiver.

13.           Condemnation.

(a)           If all of the Premises is condemned or taken in any permanent manner before or during the Term for any public or quasi−public use, or any permanent transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which events shall be referred to as a "taking"), this Lease shall automatically terminate as of the date of the vesting of title due to such taking. If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking. If such portion of the Property is taken as to render the balance of the Premises unusable by Tenant for the Permitted Use, as reasonably determined by either Landlord or Tenant, this Lease may be terminated by Landlord or Tenant, as of the date of the vesting of title as a result of such taking, by written notice to the other party given within thirty (30) days following notice to Landlord of the date on which said vesting will occur. If this Lease is not terminated as a result of any taking, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord.

(b)           Landlord shall be entitled to the entire award for any taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking, together with any and all rights of Tenant now or hereafter arising in or to such award or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant, or the interruption of or damage to Tenant's business.

(c)           In the event of a partial taking that does not result in a termination of this Lease as to the entire Premises, Rent shall be equitably adjusted in relation to the portions of the Premises and Building taken or rendered unusable by such taking.

(d)           If all or any portion of the Premises is taken for a limited period of time before or during the Term, this Lease shall remain in full force and effect; provided, however, that Rent shall abate during such limited period in proportion to the portion of the Premises taken by such taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant, or the interruption of or damage to Tenant's business. Any temporary taking of all or a portion of the Premises which continues for two (2) months shall be deemed a permanent taking of the Premises or such portion thereof.

14.           Assignment and Subletting.

(a)           Neither Tenant nor any approved assignee of Tenant, directly or indirectly, voluntarily or by operation of law, shall sell, assign, encumber, mortgage, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (each such act is referred to as an "Assignment") without Landlord's prior written consent, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any Assignment that is not in compliance with this Section shall be void.

(b)           Tenant shall not, directly or indirectly, voluntarily or by operation of law, sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant.

(c)           Any request by Tenant for Landlord's consent to a specific Assignment shall include: (i) the name of the proposed assignee or transferee; (ii) the nature of the proposed assignee's or transferee’s, business to be carried on in the Premises; (iii) a copy of the proposed Assignment; and (iv) such financial information (in the event of an Assignment) and such other information as Landlord may reasonably request concerning the proposed assignee or transferee or its business. Landlord shall respond in writing, stating the reasons for any disapproval, within twenty (20) days after receipt of all information reasonably necessary to evaluate the proposed Assignment.

(d)           The consent by Landlord to any Assignment shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord's express written consent to any other Assignment. No Assignment shall be valid or effective unless the assignee or Tenant shall deliver to Landlord a fully executed counterpart of the Assignment and an instrument that contains a covenant of assumption by the assignee, reasonably satisfactory in substance and form to Landlord.

(e)           Tenant shall pay to Landlord the reasonable amount of Landlord's cost of processing every proposed Assignment, including without limitation reasonable legal review fees and expenses, together with the reasonable amount of all direct and indirect expenses incurred by Landlord arising from any assignee, occupant or transferee taking occupancy (including, without limitation, security service, janitorial and cleaning service, and rubbish removal service) up to an amount not to exceed $1,000 in any one instance.

(f)           Notwithstanding the foregoing, provided that: (i) Tenant is not in default under this Lease; and (ii) no such transaction is undertaken with the intent of circumventing Tenant's liability under this Lease, Tenant may assign this Lease to any affiliate or subsidiary of Tenant or in connection with a merger or other consolidation of Tenant, provided that: (A) Tenant shall remain liable hereunder; (B) Tenant provides reasonable prior written notice to Landlord of such Assignment; (C) after such transaction is effected, the tangible net worth (excluding goodwill) of the assignee under this Lease is equal to or greater than the tangible net worth of Tenant as of the date of this Lease; and (D) Landlord shall have received an executed copy of all documentation effecting such transfer before its effective date.

15.           Tenant's Default. Each of the following events shall be an "Event of Default" hereunder

(a)           Tenant's failure to pay when due any installment of Rent and such failure continues for a period of fifteen (15) days after the due date without any notice or demand being required.

(b)           Tenant's failure to perform or observe any other covenant, condition or other obligation of Tenant and such failure continues for a period of fifteen (15) days after Landlord gives Tenant written notice thereof. Notwithstanding the foregoing, if a cure cannot be effected within the fifteen (15) day period and Tenant begins the cure and is pursuing such cure in good faith and with diligence and continuity during the fifteen (15)  day period, then Tenant shall have such additional time as is reasonably necessary to effect such cure, provided that such cure period shall not extend beyond a total of ninety (90) days.

(c)           The Premises become vacant and abandoned for greater than two (2) months.

(d)          At Landlord's option, the occurrence of any of the following:

(i)          the appointment of a receiver to take possession of all or substantially all of the assets of Tenant at the Premises;

(ii)         an assignment by Tenant for the benefit of creditors;

(iii)        the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of  sixty (60) days;

(iv)        the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets at the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(v)         the admission of Tenant in writing of its inability to pay its debts as they become due;

(vi)        the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief;

(vii)       if within  sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or

(viii)      the occurrence of any of the foregoing with respect to Lincoln Educational Services Corporation, a New Jersey corporation, the guarantor of Tenant’s obligations under this Lease pursuant to the Lease Guaranty attached hereto as Exhibit B.

16.           Landlord's Remedies. Upon the occurrence of an Event of Default by Tenant that is not cured by Tenant within the applicable grace periods specified in Section 15 above, Landlord shall have all of the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

(a)           The right to terminate Tenant's right to possession of the Premises and to recover: (i) all Rent which shall have accrued and remains unpaid through the date of termination; plus (ii) the amount by which the unpaid Rent for the balance of the Term, discounted to present value at the Prime Rate then in effect, exceeds the then fair rental value of the Premises for the balance of the Term (assuming reasonable allowance for downtime and free rent prior to the commencement of such fair market rent), similarly discounted; plus (iii) any other amount necessary to compensate Landlord for all the damages caused by Tenant's failure to perform its obligations under this Lease (including, without limitation, reasonable attorneys' and accountants' fees, costs of alterations of the Premises, interest costs and brokers' fees incurred upon any reletting of the Premises).

(b)           The right to continue the Lease in effect after Tenant's breach and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not of themselves constitute a termination of Tenant's right to possession.

(c)           The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable law.

(d)          The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises, to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to this Section.
The terms and provisions of this Section 16 shall survive the expiration or other termination of this Lease.

17.           Subordination; Estoppel Certificates.

(a)           This Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Property or any portion thereof; (ii) the lien of any mortgage, deed of trust or other security instrument that may now exist or hereafter be executed in any amount for which the Property or any portion thereof, any ground leases or underlying leases, or Landlord's interest or estate therein is specified as security; and (iii) all modifications, renewals, supplements, consolidations and replacements thereof. The provisions of this Section shall be self-operative and no further instrument shall be required to effect the provisions of this Section. Notwithstanding anything to the contrary contained herein, Landlord will, as a condition to the subordination of this Lease, take commercially reasonable steps to obtain for Tenant an executed subordination, non−disturbance and attornment agreement with Landlord's lender, on customary terms.

(b)           If any ground lease or underlying lease terminates for any reason or any mortgage, deed of trust or other security instrument is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant, notwithstanding any subordination, shall attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest. If any mortgage, deed of trust or other security agreement is foreclosed, or Landlord's interest under this Lease is conveyed or transferred in lieu of foreclosure, neither the mortgagee, beneficiary nor any person or entity acquiring title to the Property as a result of foreclosure or trustee's sale, nor any successor or assign of either of the foregoing, shall be: (i) liable for any default by Landlord; (ii) bound by or liable for any payment of Rent which may have been made more than ten (10) days before the due date of such installment; (iii) subject to any defense or offset which Tenant may have to the payment of Rent or other performance under this Lease arising from any default by Landlord; or (iv) bound by any amendment or modification to this Lease made without the consent of such mortgagee if the consent of such mortgagee or beneficiary thereto is required.

(c)           Within ten (10) days following a request by Landlord, Tenant agrees to execute any documents reasonably required to effectuate the foregoing subordination or such other reasonable and customary subordination, non−disturbance and attornment agreement submitted by Landlord to Tenant, which documents may contain such other terms as any mortgagee or prospective mortgagee may reasonably require, or to make this Lease prior to the lien of any mortgage, deed of trust or underlying lease, as the case may be.

(d)          Tenant agrees to simultaneously give to any party holding a mortgage, deed of trust or other security agreement encumbering the Property, by registered or certified mail, a copy of any notice of default served upon Landlord, provided Tenant has been notified in writing of the names and addresses of such mortgagee(s) and such parties shall have the same cure rights as Landlord has under this Lease.

18.           End of Term; Holding Over.

No later than the Lease Expiration Date, Tenant shall remove its Tenant Owned Property (except as otherwise provided herein) and will peaceably yield up the Premises in broom clean condition. Notwithstanding the foregoing, Tenant shall not be responsible: (i) to repair the effects of normal wear and tear; (ii) for damage which is Landlord's responsibility to repair pursuant to this Lease; (iii) for damage by fire, the elements or casualty; and (iv) for damage which is the result of the misconduct or negligence of Landlord, its contractors, agents, employees or invitees.

19.           Signs. Tenant may maintain its existing signage on the Property and Building, which signage, as hereafter altered or replaced, shall be removed no later than the Lease Expiration Date.  Tenant will not place or suffer to be placed or maintained on the exterior of the Premises any new or altered sign without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall maintain all such signs, as may be approved, in good condition and repair at all times Tenant warrants and represents that, at all times during the Lease Term, such signage shall comply with all applicable laws, ordinances, permits and regulations affecting the Property.

20.           Notices. All notices or other communications required hereunder shall be in writing and shall be deemed duly given: (a) when delivered in person (with receipt therefor); (b) on the next business day after deposit with a recognized overnight delivery service; (c) on the third (3rd) business day after being sent by certified or registered mail, return receipt requested, postage prepaid, to addresses of Landlord and Tenant set forth in Section 1; or (d) when delivered via electronic transmission, including email, to the addresses of Landlord and Tenant set forth in Section 1.  Either party may change its address for the giving of notices by notice given in accordance with this Section. A party's refusal to accept delivery of any notice or communication sent by the other party shall not render such notice ineffective. Notwithstanding the foregoing, all bills, statements, invoices or other communications from Landlord to Tenant with respect to Rent may be sent to Tenant by regular United States mail.

21.           Miscellaneous Provisions.

(a)           Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder, in connection with this Lease. Tenant and Landlord shall each indemnify and hold harmless the other from and against any claim or claims for any broker's fee or commission asserted by any broker, agent or finder employed by Tenant.   The provisions of this Section shall survive the expiration or other termination of this Lease.

(b)           Landlord, its agents, employees and independent contractors shall have the right to enter the Premises upon not less than twenty-four hours' (24) notice to: (i) inspect the Premises; (ii) supply any service or repair to be provided or performed by Landlord to Tenant; (iii) show the Premises to prospective purchasers, mortgagees, beneficiaries or tenants; (iv) post notices of nonresponsibility; (v) determine whether Tenant is complying with its obligations under this Lease; and (vi) alter, improve or repair the Premises or any other portion of the Building. Notwithstanding the foregoing, Landlord shall not be required to provide prior notice to Tenant in the event of an emergency. Except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, any right to abatement of Rent, or any other loss occasioned by Landlord's exercise of any of its rights under this Section 21(b). To the extent reasonably practicable, any entry shall occur during normal business hours.

(c)           The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise expressly provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent Landlord) of its interest in the Building or Property as owner or lessee, including, without limitation, any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent Landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest. Any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

(d)           If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

(e)           The terms of this Lease (including, without limitation, the Exhibits) are intended by the Parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party by reason of such party having drafted such language.

(f)            Upon Tenant paying the Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by, through or under Landlord subject, however, to the provisions of this Lease and to the priority of any mortgages or deeds of trust or ground or underlying leases referred to in Section 17.

(g)          All of Tenant's and Landlord's covenants and obligations contained in this Lease which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's or Tenant's rights and remedies at law or in equity available upon a breach by the other party of this Lease.

(h)           The Laws of the State of Florida shall govern the validity, performance, and enforcement of this Lease. Tenant consents to personal jurisdiction and venue in the state and judicial district in which the Building is located. The courts of the state where the Building is located will have exclusive jurisdiction and Tenant hereby agrees to such exclusive jurisdiction.

(i)            This Lease may only be amended, modified or supplemented by an agreement in writing duly executed by both Landlord and Tenant.

(j)            LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE.

(k)           DELIVERY OF THE LEASE TO EITHER PARTY SHALL NOT BIND ANY PARTY IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD OR TENANT SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT AND DELIVERY IS MADE TO EACH PARTY.

(l)            Radon gas is a naturally occurring radioactive gas that, when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over a period of time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the Palm Beach County Health Department.

(m)          This Lease may be executed in multiple original counterparts, each of which is deemed an original and all of which when taken together constitute one and the same instrument.  The delivery of this Lease by facsimile or electronic transmission will be considered the delivery of an original signed Lease.

(n)           In the event either Party institutes any action or proceeding in court to enforce any provision in this Lease or for damages by reason of any alleged breach of any provision hereof or for any other judicial remedy, then the prevailing party in any such action or proceeding will be entitled to recover from the other party all of its reasonable expenses, including reasonable attorneys’ fees and court costs, in addition to all other remedies or damages.

(o)           Time is of the essence of this Lease; provided, however, that notwithstanding anything to the contrary in this Lease, if the time period for the performance of any covenant or obligation shall expire on a day other than a business day, such time period shall be extended automatically to the next business day.

(p)           Tenant hereby agrees that its parent corporation, Lincoln Educational Services Corporation, a New Jersey corporation, shall guaranty the terms and conditions of this Lease, including but not limited to all of Tenant’s obligations as set forth hereunder.  Such guaranty shall be in the form of the Lease Guaranty attached hereto as Exhibit B.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

WITNESSES:	TENANT
NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.
Print Name:	a Florida corporation

By:
Print Name:	Name:
Title:

STATE OF FLORIDA	)
) SS
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this ____day of _______________, 2016, by ____________________, the ___________________ of NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation on behalf of the corporation; who is personally known to me or who has produced _______________________ as identification.

Printed Name:
Notary Public

My Commission Expires:

WITNESSES:	LANDLORD
SCHOOL PROPERTY DEVELOPMENT METROCENTRE, LLC,
Print Name:	a Florida limited liability company.

Print Name:	By:
Name:
Title:

STATE OF FLORIDA	)
) SS
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this ____day of _______________, 2016, by ____________________, the ___________________ of SCHOOL PROPERTY DEVELOPMENT METROCENTRE, LLC, a Florida limited liability company on behalf of the company; who is personally known to me or who has produced _______________________ as identification.

Printed Name:
Notary Public

JOINDER

Lincoln Educational Services Corporation hereby joins in this Lease Agreement for the sole purpose of agreeing to guarantee this Lease Agreement pursuant to the Lease Guaranty attached hereto as Exhibit B.

WITNESSES:	GUARANTOR
LINCOLN EDUCATIONAL SERVICES CORPORATION,
Print Name:	a New Jersey corporation

Print Name:	By:
Name:
Title:

STATE OF _________	)
) SS
COUNTY OF ___________	)

The foregoing instrument was acknowledged before me this ____day of _______________, 2016, by ____________________, the ___________________ of LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation on behalf of the corporation; who is personally known to me or who has produced _______________________ as identification.

Printed Name:
NOTARY PUBLIC

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY AND PREMISES

EXHIBIT  B

LEASE GUARANTY

THIS LEASE GUARANTY (“Guaranty”) is given by the undersigned Guarantor to SCHOOL PROPERTY DEVELOPMENT METROCENTRE LLC, a Florida limited liability company (“Landlord”), with respect to that certain Lease Agreement dated ______________, 2016 (“Lease”) by and between Landlord and NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida Corporation (“Tenant”).

In order to induce Landlord to execute the Lease and for other good and valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor promises and agrees as follows:

1.           Guarantor absolutely, unconditionally and irrevocably guarantees the payment and performance of, and agrees to pay and perform as a primary obligor, all of Tenant’s covenants, obligations, liabilities and duties (including, without limitation, payment of rent and all other amounts required to be paid by Tenant) under the Lease (as if Guarantor had executed the Lease as Tenant) (“Guaranteed Obligations”):

2.           Guarantor’s obligations under this Guaranty are primary and independent of Tenant’s obligations.  Guarantor agrees that Landlord will not be required first to enforce against Tenant or any other person any Guaranteed Obligations before seeking enforcement against Guarantor.  Landlord may bring and maintain an action against Guarantor (or, if Guarantor is more than one party, against any or all of the parties who constitute Guarantor) to enforce any Guaranteed Obligations without joining Tenant or any other person (including, without limitation, any other Guarantor) in such action.  Landlord may, however, join Guarantor in any action commenced by Landlord against Tenant to enforce any Guaranteed Obligations and Guarantor waives any demand by Landlord or any prior action by Landlord against Tenant.

3.           Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit, letter of credit or other credit in favor of Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor.  Guarantor further acknowledges that its liability under this Guaranty will not be affected in any manner by such deposit, letter of credit or credit or Landlord’s application thereof.

4.           Guarantor’s obligations under this Guaranty will remain in full force and effect and will not be affected in any way by: (a) any forbearance, indulgence, compromise, settlement or variation of terms which may be extended to Tenant by Landlord; (b) any alteration of the Lease by the parties, whether prior or subsequent to Lease execution; (c) any renewal, extension, modification or amendment of the lease; (d) any subletting of the premises demised under the Lease or any assignment of Tenant’s interest in the Lease; (e) any termination of the Lease to the extent that Tenant remains liable under the Lease after such termination; or (f) the release by Landlord of any party (other than Guarantor) obligated for the Guaranteed Obligations or Landlord’s acquisition, release, return or misapplication of any other collateral (including, without limitation any other guarantees) given now or later as additional security for the Guaranteed Obligations.  Guarantor waives notice of any of the above and agrees that Guarantor will remain liable for the Guaranteed Obligations, as they may be so altered, renewed, extended, modified, amended or assigned.  Guarantor also waives notice of acceptance of this Guaranty and all other notices in connection with this Guaranty or the Guaranteed Obligations, including notices of default by Tenant under the Lease, and waives diligence, presentment and suit by Landlord in the enforcement of any Guaranteed Obligations.

5.           Guarantor’s obligations under this Guaranty will remain in full force and effect and will not be affected in any way by: (a) the release or discharge of Tenant in any creditors receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code; (c) the rejection or disaffirmance of the Lease in any such proceeding; or (d) Tenant’s death or any disability.

6.           Until all Guaranteed Obligations are fully performed and observed, Guarantor: (a) will have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor according to this Guaranty; (b) waives any right to enforce any remedy which Guarantor now or later has against Tenant by reason of any one or more payments or acts of performance by Guarantor according to this Guaranty; and (c) subordinates any liability or indebtedness of Tenant now or later held by Guarantor to the obligations of Tenant to Landlord under the Lease.

7.           Guarantor agrees to pay the reasonable attorneys’ fees and expenses incurred by Landlord in successfully enforcing Guarantor’s obligations under this Guaranty in any action or proceeding to which Landlord is a party.  In any action brought under this Guaranty, Guarantor submits to the jurisdiction of the courts of the State of Florida, and to venue in the Circuit Court of Palm Beach County, Florida.

8.           This Guaranty will be binding on Guarantor and its heirs, executives, legal representatives, successors and assigns and will inure to the benefit of Landlord and its successors and assigns.  If Guarantor is more than one party, the obligations of Guarantor under this Guaranty will be joint and several.

9.           If Guarantor is other than an individual person, the undersigned hereby represents and warrants that this Guaranty has been duly authorized, executed and delivered and that the party executing this Guaranty has all requisite authority to execute and deliver this Guaranty.

10.         Landlord and Guarantor intend and believe that each provision of this Guaranty comports with all applicable law.  However, if any provision of this Guaranty is found by a court to be invalid for any reason, the remainder of this Guaranty shall continue in full force and effect and the invalid provision shall be construed as if it were not contained herein.

Executed this ____ day of ________________, 2016.

GUARANTOR:

LINCOLN EDUCATIONAL SERVICES CORPORATION,
a New Jersey corporation

Address:

E.I.N.:

STATE OF FLORIDA	)
) SS:
COUNTY OF ___________________	)

The foregoing Lease Guaranty was acknowledged before me this _____ day of _______________, 2016, by ________________________________________________, (    ) who is personally known to me OR (    ) who produced ____________________________
_________________________________________ as identification.

Notary Signature

Print Notary Name

NOTARY PUBLIC
State of Florida at Large

My Commission Expires:

EXHIBIT “G”
FORM OF BILL OF SALE

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation, with an address of ____________________, party of the first part, for and in consideration of the sum of TEN ($10.00) DOLLARS, in lawful money (and other good and valuable considerations unto it moving) to it paid by SCHOOL PROPERTY DEVELOPMENT METROCENTRE, LLC, a Florida limited liability company, with an address of 4500 PGA Blvd., Suite 303A, Palm Beach Gardens, FL 33410, party of the second part, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, transferred, set over and delivered, and by these presents does grant, bargain, sell, transfer, set over and deliver unto the party of the second part, its successors and assigns, all those certain goods described as follows:

[LIST PERSONAL PROPERTY]

TO HAVE AND TO HOLD the same unto the party of the second part, its successors and assigns forever.

And the party of the first part, for itself, its successors and assigns, hereby covenants to and with the party of the second part, its successors and assigns, that it is the lawful owner of the said goods; that said goods are free from all liens and encumbrances; that it has good right to sell the same as aforesaid; and that it will warrant and defend the same against the lawful claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, the party of the first part has caused its corporate name to be hereunto subscribed and its corporate seal to be affixed by its officer hereunto duly authorized, this _____ day of _______________, 2016

Signed, sealed and delivered in the presence of:

WITNESSES:
NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.
Print Name:	a Florida corporation

By:
Print Name:	Name:
Title:

STATE OF FLORIDA	)
) SS
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this ____day of _______________, 2016, by ____________________, the ___________________ of NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation on behalf of the company; who is personally known to me or who has produced _______________________ as identification.

Printed Name:
Notary Public
My Commission Expires:

EXHIBIT “H”
FORM OF GENERAL ASSIGNMENT

GENERAL ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS, that in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation (“Assignor), does hereby grant, bargain, assign, set over and transfer unto SCHOOL PROPERTY DEVELOPMENT METROCENTRE, LLC, a Florida limited liability company (“Assignee”) the following items of personalty with respect to that certain parcel of land described as:

[Insert Legal Description]

(the “Land”):

All of the Assignor's right, title and/or interest, if any, to the extent assignable and subject to obtaining all necessary third party consents, in and to all licenses, permits, approvals, certificates, agreements and arrangements of every kind and nature with or from all boards, agencies, departments, governmental or otherwise, solely relating, directly or indirectly, to the ownership, development, use and operation of the Land, whether heretofore or hereafter issued or executed, but excluding any of the same which relate to the operation of Assignor’s business on the Land.

The foregoing items are collectively referred to as the Personalty.

TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns forever.

AND the Assignor hereby represents that it has full right and lawful authority to execute and deliver this instrument, that it is the lawful owner of the Land and Personalty, that it has good right and lawful authority to transfer the same and that they are free from all liens and adverse claims; and it further covenants that it will warrant and defend the same against the claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, the Assignor has caused this General Assignment to be executed on this ____ day of ________, 2016.

WITNESSES:
NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.
Print Name:	a Florida corporation

By:
Print Name:	Name:
Title:

STATE OF FLORIDA	)
) SS
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this ____day of _______________, 2016, by ____________________, the ___________________ of NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation on behalf of the company; who is personally known to me or who has produced _______________________ as identification.

Printed Name:
Notary Public
My Commission Expires: